UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CUMMINS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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301 East Market Street, Indianapolis, Indiana 46204

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of the Shareholders of Cummins Inc. will be held at our Global Distribution Business Headquarters located at 301 East Market Street, Indianapolis, Indiana 46204, on Tuesday, May 8, 2018, at 11:00 a.m. Eastern Daylight Saving Time, for the following purposes:

  1.
  to elect the twelve nominees named in the attached proxy statement as directors for the ensuing year;

  2.
  to consider an advisory vote on the compensation of our named executive officers;

  3.
  to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2018;

  4.
  to approve a proposed amendment to our articles of incorporation to allow shareholders to unilaterally amend our by-laws;

  5.
  to consider a proposal from a shareholder regarding the threshold for shareholders to call special shareholder meetings; and

  6.
  to transact any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of our Common Stock of record at the close of business on March 6, 2018 are entitled to notice of and to vote at the meeting.

If you do not expect to be present in person at the meeting, you are urged to vote your shares by telephone, via the Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.

You may revoke your proxy card at any time before the meeting. Except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans, any shareholders entitled to vote at the annual meeting who attend the meeting will be entitled to cast their votes in person.

MARK J. SIFFERLEN,

Secretary

March 26, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018

ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2018: the Annual Report and Proxy Statement are available at www.proxyvote.com

CUMMINS ANNUAL SHAREHOLDER MEETING May 8, 2018—11:00 A.M. (Eastern Daylight Saving Time) CUMMINS GLOBAL DISTRIBUTION BUSINESS HEADQUARTERS, INDIANAPOLIS, INDIANA	Back Cover

PROXY STATEMENT FOR 2018 ANNUAL SHAREHOLDERS MEETING

We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2018 Annual Meeting of Shareholders to be held on Tuesday, May 8, 2018, and at any adjournment thereof, which we refer to as our "Annual Meeting." This proxy statement, together with the enclosed proxy card, is first being made available to our shareholders on or about March 26, 2018.

Holders of our Common Stock of record at the close of business on March 6, 2018 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding 165,076,723 shares of Common Stock, each of which is entitled to one vote on each matter submitted to a shareholder vote at the Annual Meeting.

Each share of Common Stock represented by a properly executed and delivered proxy card will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy card, unless such proxy card has been previously revoked. If no instructions are indicated on a signed proxy card, the shares represented by such proxy card will be voted as recommended by our Board.

A shareholder may revoke his or her proxy card at any time before the Annual Meeting by delivering to our Secretary written notice of such revocation. This notice must include the number of shares for which the proxy card had been given and the name of the shareholder of such shares as it appears on the stock certificate(s), or in book entry form on the records of our stock transfer agent and registrar, EQ Shareowner Services, evidencing ownership of such shares. In addition, except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans (the "Cummins RSPs"), any shareholder who has executed a proxy card but is present at the Annual Meeting will be entitled to cast his or her vote in person instead of by proxy card, thereby canceling the previously executed proxy card.

Participants in a Cummins RSP who hold shares of Common Stock in their account and provide voting instructions to the trustee with respect to such shares will have their shares voted by the trustee as instructed. Such participants will be considered named fiduciaries with respect to the shares allocated to their accounts solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in the accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants may attend the Annual Meeting but cannot vote the shares in their Cummins RSP accounts in person at the Annual Meeting.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that, due to New York Stock Exchange, or NYSE, rules, if you do not affirmatively instruct your broker how to vote within 10 days prior to our Annual Meeting, your broker will not be permitted to vote your shares (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; (iii) on the proposed amendment to our articles of incorporation to allow shareholders to unilaterally amend our by-laws; or (iv) on the shareholder proposal regarding the threshold for shareholders to call special shareholder meetings. Therefore, you must affirmatively take action to vote your shares at our Annual Meeting. If you do not affirmatively vote your shares, your shares will not be voted (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; (iii) on the proposed amendment to our articles of incorporation to allow shareholders to unilaterally amend our by-laws; or (iv) on the shareholder proposal regarding the threshold for shareholders to call special shareholder meetings.

Cummins Inc.   |  2018  PROXY STATEMENT        1

CORPORATE GOVERNANCE

We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders. We continuously review our Board's structure, policies and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. Our corporate governance principles, charters for each of our Board's Audit, Compensation, and Governance and Nominating Committees, our code of business conduct and our by-laws, along with certain other corporate governance documents, are available on our website, www.cummins.com, and are otherwise available in print to any shareholder who requests them from our Secretary.

Corporate Governance Highlights

Director Independence	10 of 12 director nominees are independent
5 fully independent Board Committees: Audit; Compensation; Governance & Nominating; Finance; and Safety, Environment & Technology

Board Accountability	All directors are elected annually
Simple majority voting standard for all uncontested director elections
Shareholder right to call special meetings

Proxy Access	Proactive adoption in 2016 of proxy access for director nominees, which was approved at the 2017 Annual Meeting of Shareholders
Available to a shareholder, or group of up to 20 shareholders, holding 3% of our common stock for at least 3 years

Unilateral Shareholder By-law Amendment Power	Adoption in 2017 of a right of shareholders to unilaterally amend the by-laws, subject to approval at the 2018 Annual Meeting of Shareholders

Board Leadership	Annual assessment and determination of Board leadership structure
Annual election of independent Lead Director whenever Chairman/CEO roles are combined or when the Chairman is not independent
Lead Director has strong role and significant governance duties, including chair of Governance & Nominating Committee and of all Executive Sessions of independent directors

Board Evaluation and Effectiveness	Annual Board and Committee self-assessments Annual two way feedback and evaluation sessions with Chairman and each director Annual independent director evaluation of Chairman and CEO

Board Refreshment	Average tenure of current directors is 9 years
4 new directors added to Board in last 3 years; 9 new directors since 2008
Mandatory director retirement age
Board members represent diverse perspectives; current Board includes 3 female directors, 1 African-American director and 2 directors from Latin America

Director Engagement	All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served during 2017
Limits on director/CEO membership on other public company boards

Director Access	Significant interaction with senior business leaders through regular business reviews and site visits
Directors have ability to hire outside experts and consultants and to conduct independent investigations

Clawback and Anti-Hedging Policies	Clawback policy permits us to recoup certain compensation payments in the event any of our financial statements are required to be materially restated resulting from the fraudulent actions of any officer
Directors and officers prohibited from engaging in any pledging, short sales or hedging investments involving our common stock

Director/Officer Share Ownership Guidelines	CEO required to hold shares equivalent to 5x base salary

Members of the Cummins Leadership Team (including all of the Named Executive Officers other than the CEO) required to hold shares equivalent to 3x base salary

All other officers required to hold shares equivalent to 1x base salary

Directors required to hold shares equivalent to 3x his or her total annual retainer

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Independence

Ten of our twelve directors qualify as independent directors within the meaning of the rules adopted by the Securities and Exchange Commission, or SEC, and the corporate governance standards for companies listed on the NYSE. Pursuant to the requirements of the NYSE, our Board has adopted independence standards that meet or exceed the independence standards of the NYSE, including categorical standards to assist the Governance and Nominating Committee and our Board in evaluating the independence of each director. The categorical standards are included in our corporate governance principles, which are available on our website at www.cummins.com. A copy also may be obtained upon written request.

Following a discussion and applying the standards referenced above, the Governance and Nominating Committee of our Board determined that all directors standing for election, except N. Thomas Linebarger, our Chief Executive Officer, and Richard J. Freeland, our Chief Operating Officer, qualified as independent. Based on the recommendation of the Committee, our full Board approved this conclusion.

Leadership Structure and Risk Oversight

Our corporate governance principles describe in detail how our Board must conduct its oversight responsibilities in representing and protecting our company's stakeholders. As stated in the principles, our Board has the freedom to decide whom our Chairman and Chief Executive Officer should be based solely on what it believes is in the best interests of our company and its shareholders. Currently, our Board believes it is in the best interests of our company for the roles of our Chairman and Chief Executive Officer to be combined and to appoint a Lead Director from among our independent directors. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board's efficient and effective functioning.

Our Board evaluates its policy on whether the roles of our Chairman and Chief Executive Officer should be combined on an annual basis. In doing so, our Board considers the skills, experiences and qualifications of our then-serving directors (including any newly elected directors), the evolving needs of our company, how well our leadership structure is functioning, and the views of our shareholders.

Based on its review of our leadership structure in 2017, our Board continues to believe that Mr. Linebarger, our Chief Executive Officer, is the person best qualified to serve as our Chairman given his history in executive positions with our company and his skills and experience in the industries in which we operate. Alexis M. Herman is our Lead Director. Ms. Herman was selected for this position because of her service on our Board since 2001, her experience as the U.S. Secretary of Labor and her other experiences in leadership positions in the private and public sectors. Ms. Herman is actively involved in setting and approving the Board's agendas and focus. She works to create a collaborative atmosphere that leverages the strengths of our diverse Board and encourages directors to actively question management when necessary and seeks to ensure that our Board is receiving the information necessary to complete its duties. Ms. Herman meets with other directors and members of senior management outside of the regularly scheduled Board meetings to seek to ensure that our Board is functioning effectively and identifying areas of potential improvement.

Our Lead Director's responsibilities include:

■
Serving as Chairman of the Governance and Nominating Committee;

■
Conferring with the Chairman on, and approving, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items;

■
Calling and presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors and communicating feedback on executive sessions to the Chairman;

■
Leading the annual performance reviews of the Chief Executive Officer and the Board;

■
Ensuring that there is open communication between our independent directors and the Chairman and other management members;

■
Being available, when deemed appropriate by the Board, for consultation and direct communication with shareholders;

■
Reviewing, at his or her discretion, information to be sent to the Board; and

■
Conferring with the Chairman on other issues of corporate importance, as appropriate.

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Our Board and its committees are involved on an ongoing basis in the oversight of our material enterprise-related risks. Our senior management, led by our Chief Executive Officer in conjunction with other appropriate officers and our enterprise risk management team, undertakes a process that identifies, categorizes and analyzes the relative severity and likelihood of the various different types of risks to which we are or may be subject. Depending upon the type of the material identified risks, our Board, Audit Committee, Finance Committee, Compensation Committee, Governance and Nominating Committee and/or Safety, Environment and Technology Committee then receive periodic reports and information directly from our senior management members who have functional responsibility for the management of such risks. These reports identify and assess the different types of enterprise-related risks and address mitigation strategies and plans implemented or proposed for each key risk. Based on the further input of our senior management as necessary or appropriate, our Board and/or its respective appropriate committee then reviews such information, proposed mitigation strategies and plans, and monitors our progress on mitigating such risks. Our Board's and its committees' roles in the oversight process of our identified material risks have not impacted our Board's leadership structure.

Board of Directors and Committees

Our Board held six meetings during 2017. All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served that were held during the periods in which they served. The non-employee members of our Board also met in executive session without management present as part of each regular meeting. Alexis M. Herman, our Lead Director, presided over these sessions.

Under our corporate governance principles, our Board has established six standing committees. Certain of the principal functions performed by these committees and the members of our Board currently serving on these committees are as follows:

Audit Committee

The current members of our Audit Committee are Robert J. Bernhard, Stephen B. Dobbs, Robert K. Herdman (Chairman), William I. Miller, Georgia R. Nelson and Karen H. Quintos. All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to audit committee members. The Audit Committee met nine times during 2017. Our Board has determined that Mr. Herdman is an "audit committee financial expert" for purposes of the SEC's rules. The Audit Committee reviews our accounting principles and procedures. The Audit Committee also reviews the scope, timing and fees for our annual external audit, the planning and resources for internal audit activities, and the results of audit examinations performed by our internal auditors and independent public accountants, including any recommendations to further improve our system of accounting and internal controls. It also monitors the independence and performance of our external and internal auditors.

Compensation Committee

The current members of our Compensation Committee are Robert K. Herdman, Thomas J. Lynch, William I. Miller and Georgia R. Nelson (Chairman). All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to compensation committee members. The Compensation Committee met six times during 2017. The Compensation Committee administers and determines eligibility for, and makes awards under, our incentive plans. The Committee also reviews and evaluates our executive compensation standards and practices, including salaries, bonus distributions, deferred compensation practices and participation in stock purchase plans. It annually establishes and approves the compensation of our Chief Executive Officer following a review of his performance, including input from all of the other independent directors.

For 2017, the Compensation Committee engaged Farient Advisors LLC, or Farient, as its independent compensation consultant to provide input and advice to the Committee. Farient was engaged to provide analysis and recommendations on compensation strategy issues; assess our peer group used for comparing performance and pay; benchmark our total compensation levels and mix (by pay component), plan design and policies; test the alignment between performance and pay; benchmark our equity levels; monitor the impact and success of any program changes; provide regular updates on changes impacting compensation and guidance on how to respond; assess any management proposals on the foregoing issues; review our compensation-related disclosures; assist with our annual compensation risk assessment; annually assess and provide

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advice regarding the views of proxy advisory services and major institutional shareholders on our executive compensation practices; provide analysis and advice relating to say on pay votes; and assist in setting the compensation of our Board.

Farient provided advice and guidance to the Committee on several matters in 2017, including:

■
Compensation for our Chief Executive Officer; and

■
Compensation for our Named Executive Officers and other officers.

Other than the services described above, Farient does not provide any other services to our company. Farient's role in establishing the compensation of our Named Executive Officers, to the extent material, is addressed under "Executive Compensation—Compensation Discussion and Analysis."

Our Compensation Committee maintains a formal process to ensure the independence of any executive compensation advisor engaged by the Committee, including consideration of all factors relevant to the advisor's independence from management. The factors considered by the Committee include:

■
The provision of other services to us by the firm that employs the compensation advisor;

■
The amount of fees received from us by the firm that employs the compensation advisor as a percentage of the total revenue of the firm;

■
The policies and procedures of the firm that employs the compensation advisor that are designed to prevent conflicts of interest;

■
Any business or personal relationship of the compensation advisor with any member of our Compensation Committee;

■
Any business or personal relationship of the compensation advisor or the firm employing the advisor with any of our executive officers; and

■
Any stock in our company owned by the compensation advisor or the advisor's immediate family members.

The Compensation Committee assessed the independence of Farient in light of the foregoing factors and concluded that Farient is an independent compensation advisor and that its work for the Committee did not raise any conflict of interest.

The Committee also:

■
Has final authority to hire or terminate any consultant;

■
May seek additional opinions from other consultants at any time;

■
Reviews and approves annually the consultant's scope of work, both for duties provided to the Committee and for duties provided to management;

■
Approves annually the consultant's fee structure for services rendered, and the Chairman of the Committee reviews and approves actual fees incurred quarterly;

■
Reviews annually structural safeguards to assure the independence of the consultant;

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Conducts an annual formal review of the consultant's performance; and

■
Is responsible for determining whether, and under what circumstances, the consultant participates in Committee meetings and executive sessions.

Governance and Nominating Committee

The current members of our Governance and Nominating Committee are Robert J. Bernhard, Franklin R. Chang Diaz, Bruno V. Di Leo, Stephen B. Dobbs, Robert K. Herdman, Alexis M. Herman (Chairman), Thomas J. Lynch, William I. Miller, Georgia R. Nelson and Karen H. Quintos. All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards. The Governance and Nominating Committee met five times during 2017. The Governance and Nominating Committee reviews and makes recommendations to our Board with respect to its membership, size, composition, procedures and organization. The Committee uses its network of contacts to identify potential director candidates, and it engaged a professional search firm to identify potential director candidates based on criteria selected by the Committee, interview identified candidates and conduct background checks. This Committee will also consider properly submitted

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shareholder recommendations of nominees for election to our Board. Shareholder recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on our Board, must be submitted in writing to our Secretary.

Director Selection and Board Refreshment

It is a top priority of our Board and our Governance and Nominating Committee that our directors have the skills, background and values to effectively represent the long term interest of our shareholders. Throughout the year, our Board reviews a matrix of the qualifications, skills and experience that we believe our Board needs to have and discusses whether there are any gaps that need to be filled that will improve our Board's performance. We assess potential new director candidates in light of the matrix and whether they possess qualifications, skills and experience needed by our Board. When we identify potential new director candidates, we review extensive background information compiled by our professional search firm, evaluate their references, consider their prior board experience and conduct in-person interviews.

We also believe that new perspectives and ideas are essential for an innovative and strategic board. The average tenure of our directors is approximately nine years. Since 2008, we have added nine new directors to our Board, including the two new directors we added in 2017, Mr. Freeland and Ms. Quintos. Mr. Freeland brings a deep understanding of our markets and customers through his 39 years' experience in our company, and Ms. Quintos brings extensive experience in customer service, supply chain, sales and marketing, and technology leadership. In addition, the Committee routinely reviews the Board's committee assignments with a goal of rotating membership on committees every three to five years. The committee assignments were most recently rotated in May 2017. Our Board will continue to review and refresh the skills, qualifications and experiences that our Board needs to have to serve the long term interests of our shareholders.

As required by our corporate governance principles, our Governance and Nominating Committee must recommend director nominees such that our Board is comprised of a substantial majority of independent directors and possesses a variety of experience and background, including those who have substantial experience in the business community, those who have substantial experience outside the business community (such as public, academic or scientific experience), and those who will represent our stakeholders as a whole rather than special interest groups or individual constituencies.

Each candidate should have sufficient time available to devote to our affairs and be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities including being able to represent the best long-term interests of all of our shareholders. Each candidate also should possess substantial and significant experience that would be of particular importance to us in the performance of his or her duties as a director. The Committee does not intend to alter the manner in which it evaluates candidates, including the foregoing criteria, based on whether or not the candidate was recommended by a shareholder.

Importance of Diversity

One of our core values is diversity and inclusion. In evaluating candidates for our Board, our Governance and Nominating Committee considers only potential directors who share this value as well as our other core values of integrity, caring, excellence and teamwork. As reflected in our corporate governance principles, we are committed to equal employment opportunity in assembling our Board. We believe that directors with different backgrounds and experiences makes our boardroom and our company stronger. As our Committee considers possible directors, it seeks out candidates who represent the diverse perspectives of all people. We believe our Board has been effective in assembling a highly qualified, diverse group of directors. We currently have three female directors, one African- American director and two directors from Latin America. We will continue to identify opportunities to enhance our Board diversity as we consider future candidates.

Shareholder Nominations

Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder's intent to make such nominations is given, either by personal delivery or by mail, postage prepaid, to the Secretary of our company not later than 160 days in advance of the originally scheduled date of such meeting (provided, however, that if the originally scheduled date of such meeting is earlier than the anniversary of the date of the previous year's annual meeting, such written notice may be so given and received not later than the close of

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business on the 10th day following the date of the first public disclosure, which may include any public filing by us with the SEC, of the originally scheduled date of such meeting).

Each notice required by our by-laws must be signed manually or by facsimile by the shareholder of record and must set forth the information required by our by-laws, including (i) the name and address, as they appear on our books, of the shareholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the shareholder is a holder of record of shares of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) certain other information regarding the shareholder and its interests in our company; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of our capital stock that are owned of record or beneficially by each such nominee; (vii) with respect to each nominee for election or reelection to our Board, a completed and signed questionnaire, representation and agreement described in our by-laws; (viii) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our Board; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings pursuant to which the nominations are being made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (x) the written consent of each nominee to serve as a director if so elected.

The deadline for written notice of a shareholder's intent to make a nomination with respect to the Annual Meeting was the close of business on November 29, 2017, which was 160 days in advance of the Annual Meeting (which is typically held on the second Tuesday of each May). We received no such qualifying nominations before this deadline with respect to the Annual Meeting.

Executive Committee

The members of our Executive Committee are N. Thomas Linebarger (Chairman), William I. Miller and Alexis M. Herman. Our Executive Committee is authorized to exercise the powers of our Board in the management and direction of our business and affairs during the intervals between meetings of our Board. It also acts upon matters specifically delegated to it by the full Board of Directors. Our Executive Committee did not meet during 2017.

Finance Committee

The members of our Finance Committee are Franklin R. Chang Diaz, Bruno V. Di Leo, Alexis M. Herman and Thomas J. Lynch (Chairman). Our Finance Committee is authorized to review and advise our management and our Board on our financial strategy pertaining to capital structure, creditworthiness, dividend policy, share repurchase policy, and financing requirements. Our Finance Committee met three times during 2017.

Safety, Environment and Technology Committee

The members of our Safety, Environment and Technology Committee are Robert J. Bernhard, Franklin R. Chang Diaz, Bruno V. Di Leo, Stephen B. Dobbs (Chairman), Alexis M. Herman and Karen H. Quintos. This Committee is authorized to assist the Board of Directors in its oversight of safety policies, review environmental and technological strategies, compliance programs and major projects and review public policy developments, strategies and positions taken by us with respect to safety, environmental and technological matters that significantly impact us or our products. It met four times in 2017.

Communication with the Board of Directors

Shareholders and other interested parties may communicate with our Board, including our Lead Director and other non-management directors, by sending written communication to the directors c/o our Secretary, 301 East Market Street, Indianapolis, Indiana 46204. All such communications will be reviewed by the Secretary or his designee to determine which communications are appropriate to be forwarded to the directors. All communications will be forwarded except those that

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are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Secretary or his designee.

Our Secretary maintains and provides copies of all such communications received and determined appropriate to be forwarded to the Governance and Nominating Committee in advance of each of its meetings and reports to the Committee on the number and nature of communications that were not determined appropriate to be forwarded.

We require all of our director nominees standing for election at an annual meeting of shareholders to attend such meeting. All director nominees standing for election at our 2017 Annual Meeting of Shareholders were present in person. We currently expect all director nominees standing for election at the Annual Meeting to be present in person.

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ELECTION OF DIRECTORS

(ITEMS 1 THROUGH 12 ON THE PROXY CARD)

General

All twelve of our directors are nominated for reelection at the Annual Meeting to hold office until our 2019 annual meeting of shareholders and until their successors are elected and qualified. Any submitted proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on his or her proxy. All nominees, except for Mr. Freeland and Ms. Quintos, have been previously elected to our Board by our shareholders and have served continuously since the date indicated below.

Majority Vote Required for Director Elections

To be elected, each director nominee must receive a majority of the votes cast by shareholders at the Annual Meeting. Receipt by a nominee of the majority of votes cast means that the number of shares voted "for" exceeds the number of votes "against" that nominee. Abstentions and broker non-votes are not counted as a vote either "for" or "against" a nominee. Our by-laws provide that the term of any incumbent director who receives more "against" votes than "for" votes in an uncontested election will automatically terminate at the shareholder meeting at which the votes were cast. In the case of a contested election, directors will be elected by a plurality of the votes represented in person or by proxy and entitled to vote in the election.

Our Board expects that each of the nominees will be able to serve as a director if elected at the Annual Meeting, but if any of them is unable to serve at the time the election occurs, proxies received that have been voted either for such nominee or for all nominees or which contain no voting instructions will be voted for the election of another nominee to be designated by our Board, unless our Board decides to reduce the number of our directors.

Cummins Inc.   |  2018  PROXY STATEMENT        9

Nominees for Board of Directors

The names of the nominees for directors, together with biographical sketches, including their business experience during the past five years, directorships of other public corporations and their qualifications to serve on our Board are set forth below. Our nominees are listed below, beginning with our Chairman and Chief Executive Officer and our President and Chief Operating Officer, then followed by our independent directors in alphabetical order.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES SET FORTH BELOW.

Director Since: 2009 Age: 55 Board Committees: Executive	N. THOMAS LINEBARGER—Chairman and Chief Executive Officer, Cummins Inc.

Mr. Linebarger became the Chairman of the Board and Chief Executive Officer of our company on January 1, 2012. Mr. Linebarger was our President and Chief Operating Officer from 2008-2011 after serving as Executive Vice President and President, Power Generation Business from 2003 to 2008 and as Vice President, Chief Financial Officer from 2000 to 2003. From 1998 to 2000, he was our Vice President, Supply Chain Management, after holding various other positions with us. Mr. Linebarger received a B.S. from Stanford University and a B.A. from Claremont McKenna College in 1986 and M.S. and M.B.A. degrees from Stanford in 1993. He has been a director of Harley-Davidson, Inc. since 2008.

Summary of Qualifications and Experience:

■

Automotive & transportation experience

■

Financial expertise

■

International experience

■

Manufacturing background

■

Sales and marketing background

■

Technology background

Key Contributions to the Board:

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Provides strategic leadership for the board with decades of experience with our global business

■

Seeks to ensure directors are informed of significant issues impacting our company and receive necessary information

■

Works collaboratively with our Lead Director to set agendas for Board meetings and assess the engagement and effectiveness of our Board, its committees, and individual directors

■

Ensures that there are strong succession plans in place for the CEO and other key leaders

10        Cummins Inc.   |  2018  PROXY STATEMENT

Director Since: 2017 Age: 60 Board Committees: None	RICHARD J. FREELAND—President and Chief Operating Officer, Cummins Inc.

Mr. Freeland has been the President and Chief Operating Officer of Cummins Inc. since July 2014 and became a director of the company in 2017. Mr. Freeland served as Vice President and President of the Engine Business from 2010 to 2014 after serving as President of the Components Group from 2008 to 2010 and as President of Worldwide Distribution Business from 2005 to 2008. From 2004 to 2005, he was our Vice President and General Manager of PowerCare and North American Distribution after holding various other positions since joining the company in 1979. Mr. Freeland received a B.S. from Purdue University in 1979 and an M.B.A. degree from Indiana University in 1987. He has been a director of Valvoline Inc. since 2016.

Summary of Qualifications and Experience:

■

Automotive & transportation experience

■

International experience

■

Manufacturing background

■

Sales and marketing background

■

Technology background

Key Contributions to the Board:

■

Extensive knowledge of business operations through various leadership roles within our company

■

Offers insight regarding manufacturing and technology issues

■

Adds perspective gained through experience in automotive and transportation fields

■

Keeps directors apprised of current business and market trends

Cummins Inc.   |  2018  PROXY STATEMENT        11

Director Since: 2008 Age: 65 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	ROBERT J. BERNHARD—Vice President for Research and Professor in the Department of Aerospace and Mechanical Engineering, University of Notre Dame

Mr. Bernhard joined the University of Notre Dame in 2007 and prior to that was Associate Vice President for Research at Purdue University since 2004. He also held Assistant, Associate and full Professor positions at Purdue University. He was Director of the Ray W. Herrick Laboratories at Purdue's School of Mechanical Engineering from 1994 to 2005. Mr. Bernhard is also a Professional Engineer and earned a B.S.M.E. and Ph.D., E.M. from Iowa State University in 1973 and 1982, and an M.S.M.E. from the University of Maryland in 1976. He was the Secretary General of the International Institute of Noise Control Engineering (I-INCE) from 2000 to 2015, and is a Fellow of the Institute of Noise Control Engineering, The Acoustical Society of America and the American Society of Mechanical Engineering.

Summary of Qualifications and Experience:

■

Academic leader

■

Automotive and transportation experience

■

Manufacturing background

■

Technology background

Key Contributions to the Board:

■

Leverages technical background to offer valuable insight

■

Pushes for improvement in safety and technology planning

■

Mentors our technical leaders

12        Cummins Inc.   |  2018  PROXY STATEMENT

Director Since: 2009 Age: 67 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology	DR. FRANKLIN R. CHANG DIAZ—Founder, Chairman and Chief Executive Officer, Ad Astra Rocket Company

Dr. Chang Diaz is Chairman and Chief Executive Officer of Ad Astra Rocket Company, a U.S. spaceflight engineering company based in Houston, Texas and dedicated to the development of advanced in-space electric propulsion technology. Ad Astra also develops space-derived Earth applications in clean renewable energy and electric transportation. Dr. Chang Diaz founded Ad Astra in 2005 following his retirement from NASA after a 25-year career during which he flew seven space missions and logged over 1,600 hours in space. In 1994, Dr. Chang Diaz founded and directed NASA's Advanced Space Propulsion Laboratory at the Johnson Space Center where he managed a multicenter research team developing new plasma rocket technology. Dr. Chang Diaz is a dual citizen of Costa Rica and the United States. As part of his involvement in Costa Rica's development, Dr. Chang Diaz currently leads the implementation of the "Strategy for the XXI Century," a plan to transform Costa Rica into a fully developed nation by the year 2050. Dr. Chang Diaz received the Liberty Medal in 1986 from President Ronald Reagan and is a four-time recipient of NASA's Distinguished Service Medal, the agency's highest honor. Dr. Chang Diaz also serves as an Adjunct Professor of Physics at Rice University and the University of Houston.

Summary of Qualifications and Experience:

■

International experience

■

Manufacturing background

■

Technology background

Key Contributions to the Board:

■

Brings an expansive view of technology matters

■

Pushes our Board to think long-term in technology planning

■

Well-versed in international business issues

■

Strong engagement in the development of our Latin America business

Cummins Inc.   |  2018  PROXY STATEMENT        13

Director Since: 2015 Age: 61 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology	BRUNO V. DI LEO ALLEN—Senior Vice President, International Business Machines Corporation

Mr. Di Leo is Senior Vice President, International Business Machines Corporation, or IBM, a globally integrated technology and consulting company, since January 2018. Mr. Di Leo had previously served as Senior Vice President, Global Markets, for IBM since 2012. In that position, he was accountable for revenue, profit, and client satisfaction in Japan, Asia Pacific, Latin America, Greater China and the Middle East and Africa. He also oversaw IBM's Enterprise and Commercial client segments globally. From 2008 to 2011, he was General Manager for IBM's Growth Markets Unit based in Shanghai. Mr. Di Leo has more than 40 years of business leadership experience in multinational environments, having lived and held executive positions on four continents. Mr. Di Leo will retire from IBM effective June 30, 2018.

Mr. Di Leo is a member of the international advisory board of Instituto de Estudios Superiores de la Empresa (IESE Business School) as well as a member of the Deming Center Advisory Board of Columbia Business School. He holds a business administration degree from Ricardo Palma University and a postgraduate degree from Escuela Superior de Administracion de Negocios, both in his native Peru. He is fluent in Spanish, Portuguese, English and Italian.
Summary of Qualifications and Experience:

■

International experience

■

IT experience

■

Sales and marketing background

■

Technology background

Key Contributions to the Board:

■

Brings perspective on international business issues having lived and held executive positions on four continents

■

Offers insight regarding technology and sales and marketing issues

■

Works to ensure customer-focused approach in addressing product and service-related issues

14        Cummins Inc.   |  2018  PROXY STATEMENT

Director Since: 2010 Age: 61 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	STEPHEN B. DOBBS

Mr. Dobbs is a former executive of Fluor Corporation, a publicly traded professional services firm providing engineering, procurement, construction, fabrication and modularization, commissioning and maintenance, as well as project management services on a global basis. Mr. Dobbs served as Senior Group President over Fluor's Industrial and Infrastructure Group until his retirement in 2014. In that role, Mr. Dobbs was responsible for a wide diversity of the markets served by Fluor, including infrastructure, telecommunications, mining, operations and maintenance, transportation, life sciences, heavy manufacturing, advanced technology, microelectronics, commercial, institutional, health care, water, and alternative power. Mr. Dobbs served Fluor in numerous U.S. and international locations including Southern Africa, Europe, and China. He is an industry recognized expert in project finance in Europe and the United States, particularly public private partnerships and private finance initiatives. Since 2015, Mr. Dobbs has been a member of the Board of Directors of Lendlease Corporation Limited, an international property and infrastructure group that is publicly traded in Australia.

Mr. Dobbs earned his doctorate in engineering from Texas A&M University and holds two undergraduate degrees in nuclear engineering, also from Texas A&M. Until his retirement from Fluor, he served on the World Economic Forum's Global Agenda Council on Geopolitical Risk as well as the Governor's Business Council for the State of Texas. He also served as a director of the U.S. China Business Council.
Summary of Qualifications and Experience:

■

Automotive and transportation experience

■

Financial expertise

■

International experience

■

Manufacturing background

■

Technology background

Key Contributions to the Board:

■

Chair of Safety, Environment and Technology Committee

■

Leverages technical background to provide insight regarding technology matters

■

Possesses emerging market/international experience from his Fluor career

■

Adds perspective gained from leading business operations in U.S., Southern Africa, Europe and China

■

Experience in project finance

Cummins Inc.   |  2018  PROXY STATEMENT        15

Director Since: 2008 Age: 69 Board Committees: Audit; Compensation; Governance and Nominating	ROBERT K. HERDMAN—Managing Director, Kalorama Partners LLC

Mr. Herdman has been Managing Director of Kalorama Partners LLC, a Washington, D.C. consulting firm specializing in providing advice regarding corporate governance, risk assessment, crisis management and related matters since 2004. He was the Chief Accountant of the SEC from October 2001 to November 2002 prior to joining Kalorama. Prior to joining the SEC, he was Ernst & Young's Vice Chairman of Professional Practice for its Assurance and Advisory Business Services (AABS) practice in the Americas and the Global Director of AABS Professional Practice for Ernst & Young International. He was the senior Ernst & Young partner responsible for the firm's relationships with the SEC, FASB and AICPA. Since 2011, he has been a member of the Board of Directors and has chaired the Audit Committee of WPX Energy, Inc. In April 2015, he retired from the Board of Directors of HSBC Finance Corporation and HSBC USA Inc. Mr. Herdman had served on the Audit Committees of both companies through April 2013. Mr. Herdman also retired from the Board of Directors of HSBC North America Holdings, Inc. in April 2015 and was past Chairman of both its Audit and Risk Committees.

Summary of Qualifications and Experience:

■

Financial expertise

■

Government/regulatory affairs background

■

International experience

■

Manufacturing background

Key Contributions to the Board:

■

Chair of Audit Committee

■

Provides insight concerning financial and risk management matters

■

Mentors finance leaders and helps our finance function enhance skills and talent

■

Actively engaged in our Enterprise Risk Management program

16        Cummins Inc.   |  2018  PROXY STATEMENT

Director Since: 2001 Age: 70 Board Committees: Executive; Finance; Governance and Nominating; Safety, Environment and Technology	ALEXIS M. HERMAN—Chairman and Chief Executive Officer, New Ventures, LLC

Ms. Herman serves as Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, and has held these positions since 2001. She serves as Chair of Toyota Motor Corporation's North American Diversity Advisory Board and is a member of Toyota's Global Advisory Board. From 1997 to 2001, she served as U.S. Secretary of Labor. She has also served as a director of The Coca Cola Company since 2007, Entergy Corporation since 2003, and MGM Resorts International since 2002. In addition, Ms. Herman is Co-Chair for the Bush Clinton Presidential Leadership Scholars Program and the Senior Vice Chair of the National Urban League. In 2014, Ms. Herman was named to the 2014 National Association of Corporate Directors (NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance.

Summary of Qualifications and Experience:

■

Diversity initiatives experience

■

International experience

■

Government/regulatory affairs background

■

Manufacturing background

Key Contributions to the Board:

■

Lead Director and Chair of the Governance and Nominating Committee

■

Brings knowledge of the U.S. government and regulatory process

■

Offers strategic worldview due to her work with global corporations

■

Works with management on diversity and talent development initiatives

■

Creates a culture that fosters open discussion and full board participation

Cummins Inc.   |  2018  PROXY STATEMENT        17

Director Since: 2015 Age: 63 Board Committees: Compensation; Finance; Governance and Nominating	THOMAS J. LYNCH—Chairman, TE Connectivity Ltd.

Mr. Lynch is the Chairman of TE Connectivity Ltd. (formerly Tyco Electronics Ltd.), a global provider of connectivity and sensor solutions, harsh environment applications, and undersea telecommunication systems. Mr. Lynch served as the Chief Executive Officer of TE Connectivity Ltd. from January 2006 to March 2017, and has served as a member of its board of directors since 2007 and as Chairman of the Board since January 2013. From September 2004 to January 2006, Mr. Lynch was at Tyco International as the President of Tyco Engineered Products & Services, a global manufacturer of industrial valves and controls. Mr. Lynch joined Tyco from Motorola, where he served as Executive Vice President of Motorola, and President and Chief Executive Officer of Motorola's Personal Communications sector, a leading supplier of cellular handsets. Mr. Lynch has served as a director of Thermo Fisher Scientific Inc. since 2009. Mr. Lynch serves on the Board of The Franklin Institute and on the Rider University Board of Trustees.

Summary of Qualifications and Experience:

■

CEO of public company from 2006 to 2017

■

Financial expertise

■

International experience

■

Manufacturing background

■

Technology background

Key Contributions to the Board:

■

Chair of Finance Committee

■

Brings perspective of a sitting Chairman and former CEO of a publicly traded global company

■

Leverages business and financial background in rendering advice and insight

■

Identifies and raises strategic considerations for Board consideration

18        Cummins Inc.   |  2018  PROXY STATEMENT

Director Since: 1989 Age: 61 Board Committees: Audit; Compensation; Executive; Governance and Nominating	WILLIAM I. MILLER—President, The Wallace Foundation

Mr. Miller has served as President of the Wallace Foundation, a knowledge-focused national philanthropy with a mission of improving learning and enrichment for disadvantaged children and the vitality of the arts for everyone, since 2011. Mr. Miller was the Chairman of Irwin Management Company, a Columbus, Indiana private investment firm, from 1990 to 2011. Mr. Miller has been a director or trustee of the New Perspective Fund, Inc. and the New World Fund,  Inc. since 1992 and of the EuroPacific Growth Fund, Inc. since 1999. All three of the funds are in the same mutual fund family.

Summary of Qualifications and Experience:

■

Deep historical knowledge of our company

■

Financial expertise

■

Manufacturing background

Key Contributions to the Board:

■

Professional experience in the banking and investment industries

■

Extensive knowledge of our company, its values and its global operations

■

Advises and oversees our cash management strategy and management of the balance sheet

Cummins Inc.   |  2018  PROXY STATEMENT        19

Director Since: 2004 Age: 68 Board Committees: Audit; Compensation; Governance and Nominating	GEORGIA R. NELSON—President and Chief Executive Officer, PTI Resources, LLC

Ms. Nelson became President and CEO of PTI Resources, LLC, an independent consulting firm, in 2005. Prior to this role, Ms. Nelson retired in 2005 from Edison International, where she had been President of Midwest Generation EME, LLC since 1999 and General Manager of Edison Mission Energy Americas since 2002. Her business responsibilities have included management of regulated and unregulated power operations and a large energy trading subsidiary as well as the construction and operation of power generation projects worldwide. She has had extensive experience in business negotiations, environmental policy matters and human resources. She has served as a director of Ball Corporation since 2006, TransAlta Corporation since 2014 and Sims Metal Management Limited since 2014. In December 2017, she retired as a director of CH2M Hill Companies Ltd., a privately-held company, where she had served as a director since 2010. She serves on the advisory committee of the Center for Executive Women at Northwestern University. In November 2012, Ms. Nelson was named to the 2012 National Association of Corporate Directors (NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance. Ms. Nelson is an NACD Board Fellow.

Summary of Qualifications and Experience:

■

Automotive and transportation experience

■

Diversity initiatives experience

■

International experience

■

Manufacturing background

■

Technology background

Key Contributions to the Board:

■

Chair of Compensation Committee

■

Provides perspective based on background in power generation and business

■

Utilizes expertise in compensation and governance matters to oversee best practices in executive compensation

■

Possesses human resources and environmental experience

■

Works outside of regular meetings to support the development of women in leadership roles

20        Cummins Inc.   |  2018  PROXY STATEMENT

Director Since: 2017 Age: 54 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	KAREN H. QUINTOS—Chief Customer Officer, Dell Technologies Inc.

Ms. Quintos has served as Chief Customer Officer of Dell Technologies Inc., the world's third largest supplier of personal computers and other computer hardware items, since 2016. In addition, Ms. Quintos leads Dell's global customer strategy and programs as well as Diversity and Inclusion, Corporate Responsibility and Entrepreneurship strategy and programs. From 2010 to 2016, Ms. Quintos served as Senior Vice President and Chief Marketing Officer, Vice President of public sector marketing and North America commercial marketing, and held executive roles in services, support and supply chain management. Karen joined Dell in 2000 from Citigroup where she was Vice President of global operations and technology. Ms. Quintos earned a Master's degree in marketing and international business from New York University and a B.S. in supply chain management from Pennsylvania State University.

Karen is on the board of Lennox International and serves on its Compensation and Human Resources Committee and its Public Policy Committee. She also serves on the board of Susan G. Komen for the Cure, and is founder and executive sponsor of Dell's Women in Action employee resource group. She is on the board of Penn State's Smeal College of Business and a 2014 recipient of its highest honor, the Distinguished Alumni Award.
Summary of Qualifications and Experience:

■

Technology leadership experience

■

Sales and marketing background

■

Global customer experience and services

■

Manufacturing and supply chain experience

Key Contributions to the Board:

■

Contributes marketing and international perspective

■

Brings knowledge of global customer strategy and programs

■

Offers strategic insight in customer services, support and supply chain management

■

Offers strategic view on diversity and corporate responsibility programs

Cummins Inc.   |  2018  PROXY STATEMENT        21

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on our Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography above in this section describes each nominee's qualifications and relevant experience in more detail.

DIRECTORS	Automotive & Transportation	Manufacturing	Technology/IT	Sales/ Marketing	Government/ Regulatory	International	Academics	Financial

Robert J. Bernhard	✓	✓	✓				✓

Franklin Chang Diaz		✓	✓			✓

Bruno V. Di Leo			✓	✓		✓

Stephen B. Dobbs	✓	✓	✓			✓		✓

Richard J. Freeland	✓	✓	✓	✓		✓		✓

Alexis M. Herman		✓			✓	✓

Robert K. Herdman		✓			✓	✓		✓

N. Thomas Linebarger	✓	✓	✓	✓		✓		✓

Thomas J. Lynch		✓	✓			✓		✓

William I. Miller		✓						✓

Georgia R. Nelson	✓	✓	✓			✓

Karen H. Quintos			✓	✓		✓

22        Cummins Inc.   |  2018  PROXY STATEMENT

EXECUTIVE COMPENSATION

Note from Our Compensation Committee

In 2017, Cummins increased sales, EBIT, and earnings compared to 2016 (excluding charges related to tax legislation) and continued to return significant value to our shareholders in the form of dividends and share repurchases. We also refreshed our business strategy to include both a continued focus on growth in our core markets as well as investment in new products and technologies that will enable us to continue to grow profitably and produce first quartile shareholder returns. We also transformed our company's mission, vision and values to support our strategy, and while certain elements were revised to reflect changes in our business environment, many of our core tenets such as our stakeholder model, our core values and the brand promise we make to our customers remain intact.

During the year, the Compensation Committee focused on the following areas:

■
Driving alignment of our compensation programs to our business strategy;

■
Target setting and risk assessments related to our compensation plans; and

■
Remaining abreast of shareholder concerns and best practices in the market.

In light of these changes to our strategy, mission, vision, and values, we reviewed our compensation programs to ensure they were aligned with the Company's direction. To that end, we have made changes to both our long-term and short-term incentive programs, effective in 2018, which will be discussed in more detail in the Compensation Discussion and Analysis. We feel the changes made to both plans will reinforce the Company's updated strategy.

Contained within this CD&A are the details of our compensation programs and specific information related to the compensation of our Named Executive Officers. We are confident that our compensation programs truly pay for performance and focus our executives on key areas of achievement as reflected in the Company's 2017 results.

Georgia R. Nelson, CHAIR
Robert K. Herdman
Thomas J. Lynch
William I. Miller

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, provides detailed information about our executive compensation programs. In this CD&A, we focus on the compensation of the following five executive officers, whom we refer to as our "Named Executive Officers" (or NEOs) for 2017:

N. THOMAS LINEBARGER	Chairman of the Board of Directors and Chief Executive Officer

PATRICK J. WARD	Vice President – Chief Financial Officer

RICHARD J. FREELAND	President and Chief Operating Officer

LIVINGSTON L. SATTERTHWAITE	Vice President – President, Distribution Business

MARYA M. ROSE	Vice President – Chief Administrative Officer

Cummins Inc.   |  2018  PROXY STATEMENT        23

Executive Summary & Business Overview

2017 Business Highlights*

In 2017, our revenues increased by 17 percent, compared to 2016, as a result of stronger truck production in North America and China, strong demand in our global construction markets and improved demand in mining and oil and gas markets. Revenues in North America increased 15 percent and represented 58 percent of our total revenues while international revenues increased by 19 percent. Cash flow from operations generated in 2017 was also strong, which allowed us to reinvest in our business and return cash to shareholders. Key business highlights for 2017 include:

■
Our total net sales were $20.4 billion, 17 percent higher than 2016;

■
Our earnings before interest, income taxes and noncontrolling interests in income of consolidated subsidiaries (EBIT) was $2.4 billion or 12 percent of sales, or 12.2 percent of sales excluding charges related to the 2017 Tax Cuts and Jobs Act (tax legislation). This compares to EBIT of $2.0 billion or 11.4 percent of sales in 2016;

■
Net income attributable to Cummins Inc. was $1.0 billion, compared to $1.4 billion in 2016; excluding recent tax legislation, net income was $1.8 billion in 2017;

■
Return on average net assets (ROANA) was 26 percent and return on equity (ROE) was 22 percent, excluding the impact of tax legislation, compared to 23 percent and 18 percent in 2016;

■
We continued our efforts to return value to shareholders in 2017 by increasing our dividend by 5.4 percent and by repurchasing 2.9 million shares of our Common Stock. In total, we returned $1.2 billion or 51 percent of cash from operations to shareholders;

■
Average annual total shareholder return (TSR) over the three-year period ending in 2017 was 10.3 percent;

■
We had record levels of operating cash flow, generating $2.3 billion in 2017.

During 2017, we continued to capitalize on organic growth opportunities in our existing channels with new products, increased market share, and opportunities from emissions regulations. At the same time, we are embracing and enabling the disruptive trends in our industry around electrification, connectivity, and automation and are investing in these areas to take advantage of these opportunities.

■
In 2017, we partnered with the Eaton Corporation to form a joint venture, called Eaton Cummins Automated Transmission Technologies (ECJV), to provide fleets with the most fuel efficient transmissions in the industry;

■
We are creating new businesses and technologies to give critical data to our customers, improving not only our products' performance but also allowing us to improve our quality and service;

■
We are developing an electrification portfolio capable of supporting all market segments;

■
We continue to assess new organic investment, partnership, and acquisition opportunities that leverage our capabilities and market positions to strengthen our business and drive profitable growth with strong returns.

*See Annex A for a reconciliation of GAAP to non-GAAP measures referenced in this section.

Purpose of Our Executive Compensation Program

Our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals who are committed to the Cummins vision and strategy. To that end, our executive compensation program is designed to link our executives' pay to their individual performance, to Cummins' annual and long-term performance, and to successful execution of Cummins' business strategies. We also use our executive compensation program to encourage high-performing executives to remain with us over the course of their careers.

We believe the compensation packages for our Named Executive Officers reflect their extensive management experience, continued high performance, and exceptional service to Cummins. We also believe our compensation strategies have been effective in attracting executive talent and promoting performance and retention.

24        Cummins Inc.   |  2018  PROXY STATEMENT

Compensation Elements Support Pay-for-Performance Policy

In 2017, we provided a majority of compensation through arrangements designed to hold our executive officers accountable for Cummins' business results and to reward them for consistently strong corporate performance and the creation of shareholder value. The key elements of our executive compensation program supported this objective.

Compensation Element	Form of Payment	Performance Metrics	Rationale

Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance, and experience.

Annual bonus	Cash	Return on Average Net Assets (ROANA) using EBIT	Rewards operational performance. ROANA balances growth, profitability, and asset management.

Long-term incentive compensation	Performance cash (34%), Performance shares (33%) and Stock options (33%)	Return on Equity (ROE) over a three-year period for performance cash and performance shares.	ROE provides an incentive for profitable growth and correlates well with shareholder value.

Because we believe the compensation of our most senior executives should be based on Cummins' overall performance, every executive's pay is tied to the same financial metrics and a significant amount of their pay is incentive-based and therefore at risk. In 2017, performance-linked components (annual bonus and long-term incentive compensation) were 86% of the CEO's target total direct compensation opportunity and 77% of the average target total direct compensation opportunity for the other Named Executive Officers. These pay elements were allocated as shown below.

TARGET TOTAL DIRECT COMPENSATION MIX—FISCAL YEAR 2017

Advisory Shareholder Say-on-Pay Vote

At our 2017 Annual Meeting, after the 2017 executive compensation actions described in this CD&A had taken place, we held an advisory shareholder vote to approve the compensation of our Named Executive Officers. We are gratified that our shareholders voted 94.3% in favor of our executive compensation. In response to this strong vote of shareholder approval, we did not undertake any material changes to our executive compensation programs for 2017, and we feel the changes we are introducing for our 2018 short-term and long-term incentive plans will further strengthen the link between our compensation programs, our updated business strategy, and delivering shareholder returns.

Principles of Our Executive Compensation Program

We believe the level of compensation received by executives should be closely tied to our corporate financial and stock price performance. This principle is apparent in the design of our executive compensation program and in the specific compensation packages we award.

Cummins Inc.   |  2018  PROXY STATEMENT        25

In addition to aligning our executives' pay with performance, we follow several other principles when designing and implementing our executive compensation program.

MARKET POSITIONING

We believe that, on average, our executives' target total direct compensation opportunity (consisting of base salary, target annual bonus, and target long-term incentive value) should be at the median of the market.

SHORT-TERM/LONG-TERM BALANCE

We believe that there should be a balance between annual and long-term elements of compensation.

PAY AT RISK

We believe that the more senior an executive's position, the more compensation should be "at risk," which means it will vary based on Cummins' financial and stock price performance.

ALIGNMENT WITH SHAREHOLDER INTERESTS

We believe that equity-based compensation and stock ownership should be a substantial part of our executive compensation program in order to link executives' compensation with our shareholders' returns. The greater the level of responsibility of the officer, the more their compensation should be stock-based and the higher their stock ownership requirement should be.

RETENTION

We believe that our compensation program should support retention of our experienced executives and achievement of our leadership succession plans.

SIMPLE AND TRANSPARENT

We believe that our executive compensation program should be transparent to our investors and employees as well as simple and easy to understand.

Executive Compensation Aligned With Performance

The Compensation Committee annually requests its independent compensation consultant, Farient Advisors LLC, to evaluate the relationship between our executive compensation and our financial and shareholder return performance. To that end, Farient conducts quantitative analyses to test the alignment of our Chief Executive Officer's pay and Cummins' corporate performance using two different models. One model simulates the pay-for-performance tests relied upon by proxy voting advisory firms; the other tests three-year average performance-adjusted compensation relative to three-year average Total Shareholder Return, or TSR. The Compensation Committee considers these analyses in evaluating whether our Chief Executive Officer's compensation fairly reflects the performance delivered.

We conduct a similar analysis to evaluate the compensation of our Named Executive Officers. The following graphs show the relationship between Cummins' corporate financial and TSR performance and our executive compensation levels over the past five years as measured by (i) average TSR (three-year rolling average, on a dividend-reinvested basis); (ii) ROANA; (iii) ROE; and (iv) average annual total compensation for the Named Executive Officers during those years.

We believe that our improved business performance is appropriately reflected in our executive compensation in the form of an increase in the value of annual total compensation for 2017, as shown in the graphs below. The close correlation between our 2017 corporate financial and shareholder return performance and our Named Executive Officers' compensation demonstrate that our executive compensation aligned well with the objectives of our program.

26        Cummins Inc.   |  2018  PROXY STATEMENT

The "average total compensation" values in these graphs reflect the averages of the total compensation values for our Named Executive Officers as reported in the Summary Compensation Tables of our proxy statements for the years shown in the graphs.

*ROANA and ROE figures exlcude tax adjustment.

Executive Compensation Aligned With the Market

Throughout this CD&A, each reference to the "market" and to our market positioning practices is intended to incorporate the market positioning approach outlined below.

We review our executive compensation program on a regular basis and generally target the median of the market in positioning each individual element of compensation. We consider target compensation to be at the market median if it is within +/–10% of the median level indicated by the benchmarking data.

For 2017, our primary benchmarking reference was a consolidation and integration of market data from companies in the manufacturing industry in the Aon Hewitt Total Compensation Management Executive Survey and the Mercer Benchmark Database Survey. We also considered data from our Custom Peer Group (defined below) regarding pay program design, dilution, and performance. We believe this approach provides an appropriate representation of the market, as applicable to our executives, and, by incorporating multiple sources, we lessen the impact of fluctuations in market data over time.

Our Custom Peer Group is made up of the sixteen public companies shown below. All of these firms fall into at least one of these categories: (i) customers with a strong presence in one or more of our major markets, (ii) companies that compete directly or indirectly with one or more of Cummins' businesses, (iii) key suppliers of related products, and (iv) diversified industrial companies that compete for investor capital within the Industrial market segment. The Custom Peer Group companies also are similar to Cummins in size and investor profile and compete with us for customers and talent.

■ Borg Warner Incorporated	■ Caterpillar Incorporated
■ Daimler AG	■ Deere and Company
■ Donaldson Company Incorporated	■ Eaton Corporation
■ Emerson Electric Company	■ Honeywell International Incorporated
■ Illinois Tool Works	■ Ingersoll-Rand PLC
■ Navistar International Corporation	■ Paccar Incorporated
■ Parker-Hannifin Corporation	■ Textron Incorporated
■ Volvo AB	■ W. W. Grainger

Until recently, Danaher Corporation was part of the Custom Peer Group. Following Danaher's 2016 spin-off of several business segments, the Compensation Committee no longer considers Danaher a direct competitor for customers and talent.

Cummins Inc.   |  2018  PROXY STATEMENT        27

Executive Compensation Best Practices

We continually review best practices in the area of executive compensation and incorporate those practices in our executive compensation arrangements.

WHAT WE DO
Performance measurement	We set clear financial goals that we believe are challenging but achievable, meet or exceed competitive standards, and will enhance shareholder value over time.

Our short- and long-term Incentive compensation plans use different measures to ensure our executives focus on both annual and longer-term goals.

Compensation program design and pay-for-	Our short- and long-term bonus plans are designed to strengthen the tie between individual employee performance and corporate performance.

performance alignment	All eligible employees participate in a unified short-term plan in which annual bonuses are based on overall Cummins' results. This "One Cummins" structure reinforces that the company's overall success is more important than any individual business; encourages collaboration across our organization; and will likely generate enhanced shareholder returns by encouraging our employees to collectively share in the success of our company.

We use three forms of long-term incentive compensation (performance cash, performance shares and stock options), each of which has a distinct motivational aspect.

To further encourage executives to focus on the sustained long-term growth of our company and to aid in retention, long-term incentive awards to our executive officers do not vest until the end of the performance period.

We cap payouts under our short- and long-term incentive compensation plans at 200% of the target awards.

Risk mitigation	We maintain a compensation recoupment, or "clawback," policy in our corporate governance principles providing that, if any of our financial statements must be materially restated due to the fraudulent actions of any officer, our Compensation Committee may direct that we recover all or a portion of any award or any past or future compensation (other than base salary) from such officer with respect to any year affected by such restatement.

Governance	Our Compensation Committee benefits from the use of an outside, independent compensation consultant.

The independent compensation consultant helps the Compensation Committee conduct a comprehensive annual assessment of the risk associated with our compensation program.

We monitor our pay practices on an ongoing basis to ensure they do not encourage excessive risk taking.

Other	We require executive officers to maintain prescribed stock ownership levels.

We prohibit officers from entering into any arrangement that, directly or indirectly, involves the pledge of our securities or other use of our securities as collateral for a loan.

Benefits under our change in control arrangements with our executive officers are subject to a "double trigger," meaning those benefits are not owed unless there is a change in control and the executive officer's employment is terminated by us without cause or by the executive with good reason.

WHAT WE DON'T DO
We do not permit backdating or repricing of stock options.

We do not have separate employment contracts with our executive officers.

We do not guarantee salary increases, bonuses or equity grants for our executive officers, and we do not provide discretionary bonuses to our Named Executive Officers.

We will not gross-up excise taxes that may be imposed on payments to our executive officers in connection with a change in control.

We do not offer significant perquisites.

We do not permit Officers or Directors to engage in hedging or similar types of transactions with respect to our stock.

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How Performance Measures and Goals are Determined

The Compensation Committee regularly reviews all elements of our executive compensation program and makes changes it deems appropriate from time to time. Each review includes general comparisons against market data and analysis prepared by Farient, including information on market practices and decision support in the following areas:

■
Pay strategy and positioning on all elements of compensation;

■
Annual bonus plan design, including performance measures, performance targets and plan leverage;

■
Long-term incentive plan strategy and design, including the mix of elements, as well as performance measures, performance targets and plan leverage for the performance share and performance cash components;

■
Stock ownership guidelines;

■
Executive perquisites, including personal use of company aircraft; and

■
Executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control arrangements.

The Compensation Committee establishes performance measures and goals each year that are designed to help achieve our business strategy and objectives. In setting the performance goals for annual and long-term incentive compensation, the Compensation Committee benchmarks against the historical performance of the Custom Peer Group and considers whether Cummins' goals are sufficiently demanding relative to our peers' performance trends. Additionally, the Compensation Committee solicits Farient's assessment regarding the degree of difficulty associated with the incentive plan performance targets in the context of both external analyst expectations for our annual and long-term performance and relative peer performance expectations. The Compensation Committee believes this comprehensive process leads to appropriate performance targets and incentive awards that reflect the creation of shareholder value.

The Compensation Committee has discretion to adjust performance results that reflect significant transactions (such as acquisitions, divestitures, or newly-formed joint ventures) or other unusual items (such as pension plan contributions above required levels, or the 2017 tax legislation) if such events were not anticipated at the time performance targets were initially established. In determining the final payout factors for the 2017 Annual Bonus plan and 2015 - 2017 Long-Term Incentive plan, the following exclusions were made:

■
2017 Annual Bonus Plan: Exclusion of $61 million to EBIT related to losses in the ECJV and the tax legislation charge;

■
2017 Annual Bonus Plan: Net asset exclusion of $606 million in Q3 and $549 million in Q4 associated with ECJV and tax legislation;

■
2015 - 2017 Long-Term Incentive Plan: Exclusion of charge of $777 million in 2017 profit after tax and $777 million in Q4 2017 equity associated with tax legislation.

Information About Our Named Executive Officers

In 2017, the following compensation decisions were approved for our Named Executive Officers as a result of Company performance and pay positioning relative to the market. The Compensation Committee believes the 2017 compensation packages for our NEOs as outlined below are appropriate.

N. Thomas Linebarger, Chairman of the Board of Directors and Chief Executive Officer

Tom Linebarger is the Chairman and CEO of Cummins and is responsible for setting and implementing the business strategy for the organization and has been in the role since January 2012.

	2016	2017	Change

Base salary	$1,375,000	$1,375,000	No change

Target annual bonus	$1,856,250	$1,856,250	No change

Target long-term incentive	$6,800,000 for the 2016-18 performance period	$6,800,000 for the 2017-19 performance period	No change

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Patrick J. Ward, Vice President and Chief Financial Officer

Pat Ward is responsible for Cummins' accounting, treasury, tax, internal audit, investor relations, and business analysis and planning functions and has been in the role since May 2008.

	2016	2017	Change

Base salary	$726,000	$726,000	No change

Target annual bonus	$617,100	$617,100	No change

Target long-term incentive	$2,000,000 for the 2016-18 performance period	$2,000,000 for the 2017-19 performance period	No change

Richard J. Freeland, President and Chief Operating Officer

Richard Freeland is responsible for Cummins' daily operations and ensuring that we meet our financial, customer and operating commitments and has been in the role since July 2014.

	2016	2017	Change

Base salary	$848,000	$848,000	No change

Target annual bonus	$805,600	$805,600	No change

Target long-term incentive	$2,500,000 for the 2016-18 performance period	$2,500,000 for the 2017-19 performance period	No change

Livingston L. Satterthwaite, Vice President—President, Distribution Business

Tony Satterthwaite is responsible for overseeing the Distribution Business, which provides sales, service, and support to customers around the globe and has been in the role since April 2015.

	2016	2017	Change

Base salary	$570,000	$570,000	No change

Target annual bonus	$456,000	$456,000	No change

Target long-term incentive	$1,250,000 for the 2016-18 performance period	$1,250,000 for the 2017-19 performance period	No change

Marya M. Rose, Chief Administrative Officer

Marya Rose is responsible for nine global functions including legal, government relations, global security, corporate facilities and real estate, communications, ethics and compliance, and Cummins Business Services (CBS) and has been in the role since November 2011.

	2016	2017	Change

Base salary	$634,000	$634,000	No change

Target annual bonus	$507,200	$507,200	No change

Target long-term incentive	$1,150,000 for the 2016-18 performance period	$1,150,000 for the 2017-19 performance period	No change

How We Determine Compensation for Our Chief Executive Officer

Each year, our Chief Executive Officer discusses with the Board of Directors his priorities and objectives for Cummins and for the management team. The CEO also provides the board with his workplan at the start of the year and his assessment of performance at the end of the year. In addition, our independent directors formally review the Chief Executive Officer's

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performance annually. This review covers both quantitative and qualitative performance matters, including the progress made in implementing Cummins' business strategy and achieving specific long- and short-term business objectives.

The Compensation Committee considers those discussions and the results of the formal review to determine the compensation of our Chief Executive Officer for the coming year. Members of management do not make recommendations regarding the compensation of our Chief Executive Officer. The Compensation Committee Chair presents the Committee's decisions to the Board for its information.

How We Determine Compensation for Other Officers

Our officer compensation review occurs annually at the February Compensation Committee meeting. This is the first Compensation Committee meeting of the year and provides the earliest opportunity to review and assess individual and corporate performance for the previous year.

This annual review addresses all elements of compensation for each officer, including our Named Executive Officers. The Compensation Committee evaluates each officer's compensation relative to the market median for similar positions and considers internal equity and the experience, tenure, potential and performance of each officer. In addition, the Chief Executive Officer makes recommendations regarding the compensation of the individual Named Executive Officers. Ultimately, final decisions about officers' compensation derive from a subjective assessment of all of these factors. The Compensation Committee believes the 2017 total direct compensation for each of the Named Executive Officers was placed at the appropriate level relative to the competitive market median.

Compensation Program Elements

Our executive compensation program consists of three principal elements: base salary, annual bonus opportunities, and long-term incentive compensation opportunities. When considered together, these elements constitute total direct compensation.

Base Salary

We target base salary at the median of the market for similar executive positions. Some officers' base salaries may vary from the median due to factors such as experience, tenure, potential, performance and internal equity. The Compensation Committee believes that all of the Named Executive Officers' salaries for 2017, which are unchanged from salaries for 2016, were at the appropriate level.

Named Executive Officer	2017 Base Salary

N. Thomas Linebarger	$1,375,000

Patrick J. Ward	$726,000

Richard J. Freeland	$848,000

Livingston L. Satterthwaite	$570,000

Marya M. Rose	$634,000

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Annual Bonus

HOW BONUSES ARE CALCULATED

We design annual bonus opportunities for our executives to link their pay to our annual financial performance. The annual bonus payout for each executive is calculated using the following formula:

Annual Bonus =(executive's base salary) X (executive's participation rate) X (payout factor)

The "participation rate" is expressed as a percentage. Participation rates are set so that performance at target would generate an annual bonus that aligns with the median range of the market.

The "payout factor" is determined based on Cummins' actual financial performance against our goals for the year.

There is no discretionary element to computing annual bonuses.

Our Named Executive Officers' participation rates for 2017, expressed as a percentage of the actual 2017 earnings from their respective 2017 base salaries, were:

Named Executive Officer	2017 Participation Rate

N. Thomas Linebarger	135%

Patrick J. Ward	85%

Richard J. Freeland	95%

Livingston L. Satterthwaite	80%

Marya M. Rose	80%

ANNUAL BONUS PERFORMANCE MEASURE

In 2017, ROANA was the sole performance measure under our annual bonus program because it appropriately balanced our growth, profitability and the management of our assets, all of which combine to drive our share value. For this purpose, ROANA equals:

ROANA = Earnings Before Interest and Taxes (or EBIT) ÷ Average Net Assets

EBIT is defined as the Cummins' direct earnings before interest expense, provisions for income taxes, and non-controlling interests in earnings of consolidated subsidiaries.

Average Net Assets is derived from our consolidated balance sheet and excludes debt and related financing accounts, deferred tax amounts, and certain pension and post-retirement liability accounts.

ROANA PERFORMANCE TARGETS

In 2017, payout factors were determined by comparing actual ROANA results to pre-established performance targets. The Compensation Committee established the annual ROANA target after reviewing our 2017 annual operating plan (AOP). Target ROANA (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2017 ranged from 10% for threshold performance (60% of target ROANA) to a maximum of 200% for superior performance (120% of target ROANA or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.

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	ROANA Goal	Goal as % of Target	Payout as % of Target(1)

>Maximum	25.83%	120%	200%

Target	21.53%	100%	100%

Threshold	12.92%	60%	10%

<Threshold	<12.92%	<60%	0%

EBIT at target: $1.919 billion

(1)
Interpolate for performance between discrete points

Setting the target with the appropriate level of difficulty underscores the importance of achieving or exceeding our AOP performance commitment. This approach requires increasingly difficult targets during economic upturns and realistic goals during cyclical downturns.

2017 ROANA PERFORMANCE AND PAYOUTS

Based on our actual performance during 2017, ROANA was 26.94%, excluding the items noted earlier in the CD&A. As a result, the payout factor used to calculate the annual bonus for each Named Executive Officer for 2017 was 200%.

Based on these results, the 2017 annual bonus awards for the Named Executive Officers were as follows:

SUMMARY OF AWARDS

Named Executive Officer	Annual Base Salary	X	Participation Rate	X	Overall Payout Factor	=	2017 Annual Bonus Award

N. Thomas Linebarger	$1,375,000		135%		2.0		$3,712,500

Patrick J. Ward	$726,000		85%		2.0		$1,234,200

Richard J. Freeland	$848,000		95%		2.0		$1,611,200

Livingston L. Satterthwaite	$570,000		80%		2.0		$912,000

Marya M. Rose	$634,000		80%		2.0		$1,014,400

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Long-Term Incentive Compensation

FORM OF LONG-TERM INCENTIVE AWARDS

Our long-term incentive compensation program consists of performance cash, performance shares, and stock option awards. The combination of these three long-term incentive vehicles supports our pay-for-performance philosophy, provides appropriate incentives for participants to achieve financial targets, and strengthens the linkage between the economic interests of our Named Executive Officers and our shareholders. In particular, the ten-year term of our stock option grants encourages executives to consider the long-term effects of their decisions on our stock price.

We balance our long-term incentive compensation among these three compensation elements as follows:

2017 LONG-TERM INCENTIVE PLAN

Element	Allocation	Performance Measure	Term

Performance Cash	34% of target LTI	ROE	3-years

Performance Shares	33% of target LTI	ROE	3-years

Stock Options	33% of target LTI	Stock price appreciation	3-year cliff vesting
10-year term

Long-Term Incentive Performance Measure

In 2017, the amount of performance cash and the number of performance shares earned by each Named Executive Officer was based on our ROE performance. The Compensation Committee historically used three-year ROE as the primary metric for long-term incentive compensation for three reasons:

■
ROE is a meaningful measure of financial performance relative to our shareholders' interests over the three-year performance period;

■
ROE provides an incentive for profitable growth; and

■
ROE correlates well with shareholder value.

ROE for compensation purposes equals:

ROE = Average Net Income for the three-year performance period ÷ Average Shareholders' Equity for the three-year performance period

Average shareholders' equity was calculated based on quarter-ending values during the performance period, adjusted for changes to equity related to unrecognized pension and other post-employment benefit amounts and equity transactions not built into the AOP.

ROE Performance Targets

For 2017, the Compensation Committee established the three-year ROE target after reviewing our AOP. Target ROE (a 100% payout factor) was the amount required to achieve our AOP.

The tables below summarize the ROE targets and performance for the 2015-2017, 2016-2018 and 2017-2019 award cycles.

	ROE GOAL
				Goal as a % of Target	Payout as a % of Target(1)
	2015 - 2017	2016 - 2018	2017 - 2019

> Maximum	24.62%	23.71%	22.94%	120%	200%

Target	20.52%	19.76%	19.12%	100%	100%

Threshold	12.31%	11.85%	11.47%	60%	10%

< Threshold	<12.31%	<11.85%	<11.47%	<60%	0%

(1)
Interpolate for performance between discrete points

34        Cummins Inc.   |  2018  PROXY STATEMENT

Award Cycle (Performance Period)	ROE Target	Actual ROE Achieved	Payout Factor

2015-2017	20.52%	18.12%	0.7

2016-2018	19.76%	ROE calculated at the end of the 2016-2018 performance period for	n/a
		payout in 2019

2017-2019	19.12%	ROE calculated at the end of the 2017-2019 performance period for	n/a

		payout in 2020

The Compensation Committee has the discretion to adjust the payouts downward, but not upward, once it determines the actual performance each year.

2017 Target Grant Values

Each Named Executive Officer's 2017 target grant value was set to provide a long-term incentive compensation opportunity at the median of the market.

The Compensation Committee uses a market-based economic valuation methodology that converts the targeted value of the grants into a targeted dollar amount of performance cash and a number of performance shares and stock options. The number of performance shares to be granted is based on a six-month average price of our stock. We believe the six-month average is most appropriate as it eliminates any unforeseen gains or losses in value associated with a temporary stock price spike or drop. The number of stock options granted is determined using the Black-Scholes model. Under the valuation model for our stock option grants, the ratio of stock options to performance shares awarded in 2017 was approximately 4.2 to 1.

On April 3, 2017, we granted non-qualified stock options with an exercise price per share equal to $149.72, the closing price of our common stock on the grant date. The stock options vest and become exercisable on the third anniversary of the grant date and expire ten years after the grant date.

The 2017 long-term incentive plan grants for our Named Executive Officers were as follows:

Named Executive Officer	2017 LTI Grant Value

N. Thomas Linebarger	$6,800,000

Patrick J. Ward	$2,000,000

Richard J. Freeland	$2,500,000

Livingston L. Satterthwaite	$1,250,000

Marya M. Rose	$1,150,000

Tax Considerations in Determining Officer Compensation

Section 162(m) of the Internal Revenue Code generally limits our corporate tax deduction to $1 million per year for compensation paid to certain covered employees, including certain of our Named Executive Officers. For 2017 and prior years, however, compensation that met certain requirements to qualify as performance-based compensation under Section 162(m) was fully deductible. As such, we structured a significant portion of our Named Executive Officers' compensation in 2017 to meet such performance-based exemption to reduce the impact of the $1 million deduction limit. Nevertheless, because we believe that many factors other than tax deductibility influence a well-rounded compensation program, the Compensation Committee reserved the right to award compensation to our named executive officers in excess of $1 million that did not qualify as performance-based compensation if it believed such compensation was necessary to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to our Named Executive Officers.

As a result of changes to Section 162(m) made by the Tax Cuts and Jobs Act, starting with our 2018 fiscal year, only performance-based compensation that is paid pursuant to a binding contract in effect on November 2, 2017, will be exempt

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from the $1 million deduction limit. Accordingly, any compensation that we pay in the future due to new compensation arrangements entered into after November 2, 2017, even if performance-based, will count towards the $1 million deduction limit. Because our Compensation Committee considers many different factors other than tax deductibility when setting pay levels for our named executive officers (such as the competitiveness of our compensation programs) and as a result of the changes made to Section 162(m) by the Tax Cuts and Jobs Act, a portion of the compensation that we pay to our executive officers in the future may not be deductible.

Annual Compensation Risk Assessment

In December 2017, our Compensation Committee conducted its annual risk assessment of our compensation policies and practices. In particular, the Compensation Committee evaluated the levels of risk-taking that our compensation arrangements might encourage to determine whether they are appropriate in the context of our strategic plan and annual budget, our compensation objectives, and Cummins' overall risk profile. The Compensation Committee also reviewed the robust risk-mitigation features of our compensation program, the most significant of which are outlined below.

Pay Mix

The three primary elements of our executive compensation program are base salary, annual bonus, and long-term incentive compensation. We target the median of the market, as we define it, for our total compensation package and also place a sufficient portion of each officer's pay at risk. This approach not only effectively mitigates the need for executives to take significant risks to earn average compensation but also ensures that the interests of our executives are closely aligned with those of our shareholders, driving long-term shareholder value.

Performance-Based Measurement

The performance goals set forth in our annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by our Compensation Committee. We believe these goals are challenging but attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate our Code of Business Conduct, or make material changes to our long-term business strategy or our methods of management or operation. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.

Time Horizon

Our long-term incentive plan awards are based on a three-year performance period, which encourages our employees to focus on the sustained growth of our company rather than seeking potentially unsustainable short-term gains. The ten-year option term also encourages our employees to focus on longer-term stock price appreciation.

Clawback Policy

Amounts paid to any officer under our annual bonus or long-term incentive compensation plans are subject to recovery in the event of a material restatement of our financial statements resulting from the fraudulent actions of any officer.

Other Risk Mitigators

We pay incentive compensation only after our audited financial results are complete and the Compensation Committee has certified our performance results and the associated incentive awards. Additionally, we have stock ownership requirements for all of our officers that ensure the interests of our officers are aligned with the interests of our shareholders. We also prohibit officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our securities and from entering into any arrangement that, directly or indirectly, involves the use of our securities as collateral for a loan.

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Exclusion of Unusual Items

In measuring financial performance under our annual short- and long-term bonus plans, the Compensation Committee has discretion to adjust performance results that reflect significant transactions (such as acquisitions, divestitures, or newly-formed joint ventures) or other unusual items (such as pension plan contributions above required levels, or the 2017 tax legislation) if such events were not anticipated at the time performance targets were initially established. We believe that allowing these exclusions ensures our executives will focus on the merits of proposed transactions for Cummins rather than worrying about the effect a proposed action may have on incentive compensation.

As a result of its review, the Compensation Committee concluded that Cummins has a balanced executive compensation program that does not drive excessive financial risk-taking. We believe that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Benefits

Our officers, including our Named Executive Officers, participate in the full range of health, welfare and retirement benefits and are covered by the same plans as other exempt employees. We target our total benefit package to be at the median of the market.

In addition to these benefits, our U.S. officers, including our Named Executive Officers, participate in a supplemental life insurance and deferred income program, which is designed to attract and retain key leadership talent in senior positions. This program provides additional life insurance equal to three times base salary while the officer is an active employee, and additional retirement payments, which are offset by and coordinated with payments from our regular retirement plans.

The supplemental retirement provision "tops up" the pension available from our regular pension plans to provide a total benefit based on a percentage of the officer's highest average consecutive 60-month base salary and annual bonus received during the last 10 years of employment. The total replacement formula is 2% for each of the first 20 years and 1% for each of the next 10 years, with a maximum 50% total benefit for all officers other than Mr. Linebarger, who is eligible for an additional 10% benefit.

Our U.S. officers, including our Named Executive Officers, are also eligible to participate in our non-qualified deferred compensation plan. This program is designed to provide financial planning opportunities for capital accumulation on a tax-deferred basis and to meet competitive market practice.

A majority of our employees, including our Named Executive Officers, are eligible to participate in our employee stock purchase plan. Under the employee stock purchase plan, each eligible employee may authorize the withholding of 1-15% of base pay each pay period to be used to purchase shares of our common stock for the employee's account on the open market. Cummins makes a matching contribution in cash in an amount sufficient to give employees a 10% discount on the purchase price of these shares.

Perquisites

Perquisites do not constitute a major element of our executive compensation program.

Our officers, including our Named Executive Officers, are entitled to the services of a financial counselor for estate- and tax-planning advice and tax return preparation. Cummins pays the fees for these services, which are detailed in the Summary Compensation Table.

Our officers, including our Named Executive Officers, may use our aircraft for reasonable personal use, following a prescribed approval process. The Compensation Committee reviews the level of usage annually. We believe that allowing our officers to use a company-owned plane for limited personal use saves time and provides additional security for them, which ultimately benefits Cummins. The aggregate incremental cost to us of such personal use by our Named Executive Officers is detailed in the Summary Compensation Table.

Executive physical examinations are available for all officers, including our Named Executive Officers. The Compensation Committee considers this practice to be good corporate governance and a direct benefit to Cummins' shareholders.

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Compensation Recoupment

Our compensation awards are subject to our compensation recoupment, or "clawback," policy. This policy provides that, if any of our financial statements are required to be materially restated due to the fraudulent actions of any officer, the Compensation Committee may direct that we recover all or a portion of any award or any past or future compensation other than base salary from the responsible officer with respect to any year for which our financial results are adversely affected by such restatement.

Post-Employment Compensation and Change in Control Protections

We do not have formal severance agreements with any of our Named Executive Officers. However, we have a policy of paying severance under certain circumstances to officers whose employment is terminated, and certain of our plans provide for other benefits upon certain change-in-control events and terminations of employment. These arrangements are described in detail under "Potential Payments Upon Termination or Change in Control." The purposes of these benefits are to encourage our key executives to concentrate on taking actions that are in the best interests of our shareholders without regard to whether such actions may ultimately have an adverse impact on their job security, and to enable key executives to provide objective advice on any potential change in control without undue concern for their personal financial situations. The Compensation Committee periodically reviews and modifies these benefits to ensure they continue to meet these objectives.

In addition to a qualified change in control, payment under the plan requires termination without "cause" by the company or termination by the officer for "good reason" within two years of the change in control. Upon the occurrence of both triggering events, the following benefits would be provided to any affected Named Executive Officer:

For Our Chief Executive Officer	For Our Named Executive Officers (except our Chief Executive Officer)

■ Severance equal to three years' base salary plus three annual bonus payments calculated at a 1.0 payout factor	■ Severance equal to two years' base salary plus two annual bonus payments calculated at a 1.0 payout factor
■ Full vesting of certain insurance and retirement benefits	■ Full vesting of certain insurance and retirement benefits
■ Continuation for the three-year severance period of certain other benefits.	■ Continuation for the two-year severance period of certain other benefits.

In addition to the severance provisions of our change in control compensation protection arrangements, there are provisions within our long-term compensation plans that provide payment of outstanding awards in the event of a change in control without requiring actual or constructive termination of the officer. All stock-based awards under our long-term compensation plans provide for accelerated vesting upon a change in control only if the award holder's employment is also terminated by us without cause or by the award holder with good reason within two years after the change in control.

Our change in control compensation protection arrangements do not provide for tax gross-ups for excise taxes imposed because of the "golden parachute" excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements provide that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer's change in control compensation protections will either be cut back to below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.

Confidentiality and Non-Compete Agreements

Each of our Named Executive Officers has signed an agreement not to disclose our confidential information or to accept employment with certain competitors during, and for 12 months after, the time the officer is employed by us.

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Stock Ownership Requirements

The Compensation Committee believes our officers should own a significant amount of our stock in order to further link their economic interests to those of our shareholders. To underscore this, we require our officers to own a number of shares of our common stock having a total value equal to the following multiples of their respective base salaries:

Group	Stock Ownership Requirement

Chief Executive Officer	Five times (5x) base salary

Members of the Cummins Leadership Team (including all of the Named Executive Officers other than the Chief Executive Officer)	Three times (3x) base salary

All Other Officers	One time (1x) base salary

An officer's direct and indirect ownership of our common stock counts toward the ownership requirements but unexercised stock options and unearned performance shares do not.

Because our stock value may vary, these ownership requirements are expressed as a set number of shares for defined bands of salary. The number of shares required is reviewed annually and established by the Compensation Committee based on the average market price of our stock over a three-year period.

Officers have five years from the date of their initial appointments to meet their ownership requirement. An officer whose salary increases to the level of a new salary band (and higher stock ownership requirement) will have three years from the date of such increase to achieve the new higher level. Subject to limited exceptions, officers may not sell any of our shares until they reach their stock ownership guideline, and then they may only sell our shares to the extent their stock ownership would not drop below their ownership requirement.

All of our Named Executive Officers are in compliance with their stock ownership requirements or still have time to meet their ownership requirement.

As described under "Director Compensation," we also have formal stock ownership guidelines for non-employee members of our Board. All of our non-employee directors have either satisfied this requirement or have additional time to do so.

Pledging and Hedging Policy

Officers and directors are prohibited from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our common stock, such as zero-cost collars and forward sale contracts. They are also prohibited from entering into any arrangement that, directly or indirectly, involves the pledge of our securities or other use of our securities as collateral for a loan.

Changes to Our Short-Term Incentive and Long-Term Incentive Programs Beginning in 2018

To provide better alignment to our business objectives, we are implementing changes to both our short-term and long-term incentive programs beginning in 2018.

SHORT-TERM INCENTIVE PROGRAM

Currently, we measure ROANA performance using EBIT in our calculation. Beginning with our 2018 plan, we will measure ROANA performance using earnings before interest, taxes, depreciation, and amortization (EBITDA) in our calculation. The use of EBITDA will provide a common measure between our short and long-term plans. Target ROANA performance will continue to be set by the Compensation Committee after reviewing the annual plan.

LONG-TERM INCENTIVE PROGRAM

In 2017 and prior years, we granted performance shares and performance cash based on Cummins' ROE performance. Beginning with the 2018-2020 performance cycle, there will instead be two performance metrics: Return on Invested Capital (ROIC), which will have a weighting of 80% and EBITDA growth, which will have a weighting of 20%. The Compensation

Cummins Inc.   |  2018  PROXY STATEMENT        39

Committee believes these metrics are more appropriate going forward because they focus on both growth and delivering strong returns on the capital we invest.

Our strategic focus on profitable growth and strong returns means that we may incur more debt to support future partnerships and acquisitions. As a result, we believe replacing Return on Equity with ROIC in our long-term incentive plan will be a better metric for our shareholders to assess the returns we make on our total invested capital. We will have a stable ROIC target set at the top quartile of our peers. Our goals will continue to be assessed every year and reviewed and approved by the Compensation Committee, though we will endeavor to keep a stable target as long as our strategy remains the same and we believe that it will help deliver top quartile returns.

We view long-term EBITDA growth as an appropriate complementary metric to ROIC because it will provide focus on profitable earnings growth and achievement of our strategic objectives. EBITDA also places more focus on the cash portion of earnings and removes variations due to short-term swings in amortization. The use of EBITDA will also allow a clear focus on improving operational performance and should more closely approximate cash flow performance than other earnings metrics during periods when the Company may make more acquisitions. A combination of earnings growth and ROIC also best correlates with strong shareholder returns.

The below table summarizes the changes to both programs:

Program	2017 Program Design	Program Design Effective in 2018

Short-term Incentive	ROANA calculated using EBIT	ROANA calculated using EBITDA

Long-term Incentive	ROE over a three-year period for performance cash and performance shares	ROIC weighted at 80% of plan and EBITDA growth weighted at 20% of plan, both calculated over a three-year period for performance cash and performance shares.

Compensation Committee Report

The Compensation Committee of the Board of Directors reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into the company's Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted,

GEORGIA R. NELSON, CHAIR
ROBERT K. HERDMAN
THOMAS J. LYNCH
WILLIAM I. MILLER

40        Cummins Inc.   |  2018  PROXY STATEMENT

The summary compensation table and supplemental tables on the following pages disclose compensation information for our Named Executive Officers during our last three completed fiscal years (or such shorter period for which the Named Executive Officer was a Named Executive Officer).

2017 SUMMARY COMPENSATION TABLE AND SUPPLEMENTAL TABLES

Name and Principal Position	Year	Annual Salary	(1) Bonus	(2) Stock Awards	(3) Option Awards	(4) Non-Equity Incentive Plan Compensation	(5) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(6) All Other Compensation	Total Compensation

N. T. Linebarger,	2017	$1,375,000	$0	$2,805,420	$3,146,501	$5,662,700	$3,317,818	$80,222	$16,387,661

Chairman and Chief	2016	$1,375,000	$0	$2,277,822	$3,332,840	$3,106,075	$3,237,838	$90,281	$13,419,856

Executive Officer	2015	$1,337,500	$0	$2,337,425	$2,174,854	$3,070,638	$3,251,780	$107,528	$12,279,725

P. J. Ward,	2017	$726,000	$0	$824,636	$925,267	$1,729,100	$1,164,899	$24,983	$5,394,885

Vice President and	2016	$726,000	$0	$669,601	$980,500	$883,470	$942,488	$27,774	$4,229,833

Chief Financial Officer	2015	$705,500	$0	$593,040	$551,765	$871,273	$746,611	$25,678	$3,493,867

R. J. Freeland,	2017	$848,000	$0	$1,031,831	$1,156,862	$2,328,000	$517,166	$27,575	$5,909,434

President and	2016	$848,000	$0	$837,492	$1,225,309	$1,137,920	$563,081	$31,214	$4,643,016

Chief Operating Officer	2015	$824,000	$0	$859,329	$799,379	$1,042,860	$767,058	$34,017	$4,326,643

L. L. Satterthwaite,	2017	$570,000	$0	$515,225	$578,246	$1,270,400	$546,521	$45,543	$3,525,935

Vice President and President	2016	$570,000	$0	$418,255	$612,654	$677,600	$422,012	$62,984	$2,763,505

—Distribution Business	2015	$565,000	$0	$429,664	$399,689	$674,800	$690,102	$19,240	$2,778,495

M. M. Rose,	2017	$634,000	$0	$475,167	$532,001	$1,344,100	$1,097,698	$24,187	$4,107,153

Vice President and	2016	$634,000	$0	$384,873	$563,642	$684,740	$931,465	$35,574	$3,234,294

Chief Administrative Officer	2015	$619,000	$0	$394,931	$367,843	$676,340	$736,787	$42,574	$2,837,475

(1)
Our annual bonuses are performance based, not discretionary, and are therefore included as Non-Equity Incentive Plan Compensation in the table above.

(2)
The Stock Awards column represents the fair value on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as ASC Topic 718, for stock awards, which were made pursuant to the 2012 Omnibus Incentive Plan, based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Reports on Form 10-K in Note 15 to the Consolidated Financial Statements for 2017. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Performance shares are earned based on our financial performance over a three-year period, and the shares earned are not restricted after the performance period. The maximum values of the 2017 awards at the grant date assuming that the highest level of performance conditions are attained, are as follows: N. T. Linebarger—$5,610,841; P. J. Ward—$1,649,272; R. J. Freeland—$2,063,662; L. L. Satterthwaite—$1,030,450; M.M. Rose—$950,334.

(3)
The Option Awards column represents the fair value on the grant date computed in accordance with ASC Topic 718 for option awards, which were made pursuant to the 2012 Omnibus Incentive Plan. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 15 to the Consolidated Financial Statements for our fiscal year ended December 31, 2017. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Cummins Inc.   |  2018  PROXY STATEMENT        41

(4)
The amounts shown in this column for 2017 consist of (i) payments made in March 2018 under the Annual Bonus Plan for 2017 performance and (ii) payments for the performance cash component of our long-term incentive compensation program, which were paid in March 2018 based on our 2015-2017 performance. The payments for each Named Executive Officer from these sources were:

	N. T. Linebarger	P. J. Ward	R. J. Freeland	L. L. Satterthwaite	M. M. Rose

Annual Bonus Plan	$3,712,500	$1,234,200	$1,611,200	$912,000	$1,014,400

Performance Cash	$1,950,200	$494,900	$716,800	$358,400	$329,700

TOTAL	$5,662,700	$1,729,100	$2,328,000	$1,270,400	$1,344,100

(5)
The aggregate changes during 2017 in the actuarial present value of each Named Executive Officer's pension plans and the above market earnings on non-qualified deferred compensation are as follows:

	N. T. Linebarger	P. J. Ward	R. J. Freeland	L. L. Satterthwaite	M. M. Rose

Cummins Pension Plan (Qualified)	$31,551	$34,944	$27,665	$23,020	$25,998

Excess Benefit Retirement Plan (Non-qualified)	$184,898	$67,441	$100,335	$37,907	$57,157

Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	$3,019,747	$1,047,438	$295,747	$453,703	$945,948

Sub-total	$3,236,196	$1,149,823	$423,747	$514,630	$1,029,103

Above-market earnings on non-qualified deferred compensation	$81,622	$15,076	$93,419	$31,891	$68,595

TOTAL	$3,317,818	$1,164,899	$517,166	$546,521	$1,097,698

The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column and in the table immediately above reflect our Named Executive Officers' years of credited service under our pension plans. The amounts shown in this column for Mr. Ward for 2015 and 2016 have been revised from prior proxy statements to correct a computational error. Because the change in pension value is a component of the Total Compensation column, the revisions also affect the amounts that were reported in the Total Compensation column in prior proxy statements. "Above-market" is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate. The present value of the benefits depends in part on the interest rate used to discount the future benefits under the Plan to their present value.

(6)
This column consists of the following for 2017:

	N. T. Linebarger	P. J. Ward	R. J. Freeland	L. L. Satterthwaite	M. M. Rose

Financial Counseling	$11,765	$11,765	$11,765	$10,859	$11,765

Personal use of Company Aircraft	$49,810	$0	$0	$6,466	$0

Life Insurance Costs	$8,697	$3,268	$5,860	$3,187	$2,472

Company Contributions under the Retirement and Savings Plan	$9,950	$9,950	$9,950	$9,950	$9,950

Relocation Expenses	$0	$0	$0	$15,081	$0

TOTAL	$80,222	$24,983	$27,575	$45,543	$24,187

Personal Use of Company Aircraft was calculated using an average indicated hourly cost of $2,394.73 which is the incremental cost incurred by the company. This cost is calculated based on the company's annual average fuel cost and other expenses derived from published industry averages.

Relocation Expenses for Mr. Satterthwaite include a tax gross-up of $4,764.71.

42        Cummins Inc.   |  2018  PROXY STATEMENT

The following table complements the disclosures set forth in columns captioned Non-Equity Incentive Plan Compensation, Stock Awards and Option Awards in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS IN 2017

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other	All Other Option	(5)

Name	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Awards: Number of Shares or Units (#)	Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards

N. T. Linebarger	N/A	N/A(1)	$185,625	$1,856,250	$3,712,500

	N/A	N/A(2)	$278,600	$2,786,000	$5,572,000

	4/3/17	2/13/17(3)				2,031	20,310	40,620				$2,805,420

	4/3/17	2/13/17(4)							0	85,050	$149.72	$3,146,501

P. J. Ward	N/A	N/A(1)	$61,710	$617,100	$1,234,200

	N/A	N/A(2)	$81,900	$819,000	$1,638,000

	4/3/17	2/13/17(3)				597	5,970	11,940				$824,636

	4/3/17	2/13/17(4)							0	25,010	$149.72	$925,267

R. J. Freeland	N/A	N/A(1)	$80,560	$805,600	$1,611,200

	N/A	N/A(2)	$102,400	$1,024,000	$2,048,000

	4/3/17	2/13/17(3)				747	7,470	14,940				$1,031,831

	4/3/17	2/13/17(4)							0	31,270	$149.72	$1,156,862

L. L. Satterthwaite	N/A	N/A(1)	$45,600	$456,000	$912,000

	N/A	N/A(2)	$51,200	$512,000	$1,024,000

	4/3/17	2/13/17(3)				373	3,730	7,460				$515,225

	4/3/17	2/13/17(4)							0	15,630	$149.72	$578,246

M. M. Rose	N/A	N/A(1)	$50,720	$507,200	$1,014,400

	N/A	N/A(2)	$47,100	$471,000	$942,000

	4/3/17	2/13/17(3)				344	3,440	6,880				$475,167

	4/3/17	2/13/17(4)							0	14,380	$149.72	$532,001

(1)
Named Executive Officers participate in the annual bonus plan, as described in the Compensation Discussion and Analysis. The payout is calculated based on a formula approved by the Compensation Committee annually. Each participant is assigned a participation rate as a percent of salary. For purposes of this plan, our performance is measured by ROANA as defined by the plan. The annual bonus is calculated as follows:

(Annual Bonus) equals (Annual Base Salary Paid for calendar year) times (participation percentage assigned to each position) times (Payout Factor)

The Payout Factor could range from zero to 2.0, in increments of 0.1.

(2)
We made target performance cash awards, expressed as dollar amounts, as part of our long-term incentive compensation program under our 2012 Omnibus Incentive Plan, in 2017. A multiple of the target award is earned based on our Return on Equity (ROE) performance during 2017-2019. The amount earned and paid under the three-year target award would range from zero to 200% of the target award amount. The target award will be earned if our ROE for 2017-2019 is equal to the targeted ROE level established for that period as described in the Compensation Discussion and Analysis. The Threshold Payment (10% of the target award) will be earned if our ROE is 60% of the targeted ROE for the period. The maximum payment (200% of the target award) will be earned if our ROE is 20% above the targeted ROE for the period. To the extent earned, the payments will be made in March 2020.

(3)
We made target awards of performance shares under our 2012 Omnibus Incentive Plan in 2017. The awards are expressed as a target number of shares of our Common Stock. Shares are earned based on our ROE performance during 2017-2019, based on the same measures as established for the target performance cash awards. The number of shares earned can range from zero to 200% of the target award number of shares. The target award number of shares will be earned if our ROE for 2017-2019 is equal to the targeted ROE established for the period as described in the Compensation Discussion and Analysis. Dividends are payable only at the conclusion of the performance period on the shares that become earned.

(4)
We awarded stock options under our 2012 Omnibus Incentive Plan. The options were granted on April 3, 2017 at a grant price of $149.72, which was equal to the unadjusted closing market price of our Common Stock on the grant date. The options are not exercisable until April 3, 2020 (or upon the recipient's earlier retirement, death or disability) so long as the recipient is continuously employed by us or a subsidiary until such date, vest on the same schedule and expire on the earliest of April 3, 2027, five years after retirement or disability, or one year after death.

(5)
The April 3, 2017 grant date fair value for performance shares, based upon probable outcome of the performance conditions to which they are subject, is $138.13/share, which is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures). The April 3, 2017 grant date fair value for stock option awards was the Black-Scholes value at grant date which was $36.9959/share.

Cummins Inc.   |  2018  PROXY STATEMENT        43

The following two tables are intended to enhance understanding of equity compensation that has been previously awarded, including awards that remained outstanding, as of December 31, 2017, and amounts realized on equity compensation during the last year as a result of the vesting or exercise of equity awards.

OUTSTANDING EQUITY AWARDS AT 2017 YEAR-END

	OPTION AWARDS						STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

N. T. Linebarger	0		85,050	(1)	$149.72	4/3/2027	43,510	(4)	$7,685,606	(5)

	0		131,920	(2)	$109.09	4/4/2026

	0		60,780	(3)	$136.82	4/2/2025

	44,890	(6)	0		$149.34	4/2/2024

	60,100	(7)	0		$111.84	4/2/2023

	37,510	(8)	0		$120.28	4/2/2022

	13,040	(9)	0		$119.77	5/2/2021

	16,360	(10)	0		$58.115	3/1/2020

	24,830	(11)	0		$19.420	3/2/2019

P. J. Ward	0		25,010	(1)	$149.72	4/3/2027	12,790	(4)	$2,259,226	(5)

	0		38,810	(2)	$109.09	4/4/2026

	0		15,420	(3)	$136.82	4/2/2025

	11,220	(6)	0		$149.34	4/2/2024

	15,020	(7)	0		$111.84	4/2/2023

	11,030	(8)	0		$120.28	4/2/2022

R. J. Freeland	0		31,270	(1)	$149.72	4/3/2027	16,000	(4)	$2,862,240	(5)

	0		48,500	(2)	$109.09	4/4/2026

	0		22,340	(3)	$136.82	4/2/2025

	1,960	(12)	0		$154.20	7/16/2024

	12,290	(6)	0		$149.34	4/2/2024

	16,450	(7)	0		$111.84	4/2/2023

	11,030	(8)	0		$120.28	4/2/2022

	8,150	(9)	0		$119.77	5/2/2021

L. L. Satterthwaite	0		15,630	(1)	$149.72	4/3/2027	7,990	(4)	$1,411,354	(5)

	0		24,250	(2)	$109.09	4/4/2026

	0		11,170	(3)	$136.82	4/2/2025

	8,910	(6)	0		$149.34	4/2/2024

	11,920	(7)	0		$111.84	4/2/2023

	9,190	(8)	0		$120.28	4/2/2022

	8,150	(9)	0		$119.77	5/2/2021

	8,450	(10)	0		$58.115	3/1/2020

	830	(11)	0		$19.420	3/2/2019

44        Cummins Inc.   |  2018  PROXY STATEMENT

M. M. Rose	0		14,380	(1)	$149.72	4/3/2027	7,360	(4)	$1,300,070	(5)

	0		22,310	(2)	$109.09	4/4/2026

	0		10,280	(3)	$136.82	4/2/2025

	8,190	(6)	0		$149.34	4/2/2024

	10,970	(7)	0		$111.84	4/2/2023

	7,350	(8)	0		$120.28	4/2/2022

	5,220	(9)	0		$119.77	5/2/2021

(1)
These stock options were granted on April 3, 2017 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(2)
These stock options were granted on April 4, 2016 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(3)
These stock options were granted on April 2, 2015 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(4)
Target awards of performance shares were granted in April 2016 and April 2017 to be earned in a multiple ranging from zero to two times the target awards, based on our performance during 2016-2018 and 2017-2019, respectively. The performance shares earned from the April 2016 grant will be awarded in March 2019 and the performance shares earned from the April 2017 grant will be awarded in March 2020. Performance for the 2016 - 2018 period in the aggregate was above the threshold but below target; therefore the target amounts are shown for both the April 2016 grant and the April 2017 grant.

(5)
The price per share used to calculate the market value was $176.64, the unadjusted closing price of our Common Stock on the NYSE on December 29, 2017, the last trading day of the year.

(6)
These stock options were granted on April 2, 2014 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(7)
These stock options were granted on April 2, 2013 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(8)
These stock options were granted on April 2, 2012 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(9)
These stock options were granted on May 2, 2011 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(10)
These stock options were granted on March 1, 2010 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(11)
These stock options were granted on March 2, 2009 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(12)
These stock options were granted on July 16, 2014 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

Cummins Inc.   |  2018  PROXY STATEMENT        45

The outstanding awards of performance shares as of December 31, 2017 for the 2016-2018 and the 2017-2019 award cycles, shown at target, were as follows:

Name	Grant Year	Number of Units of Performance Shares

N. T. Linebarger	2017	20,310

	2016	23,200

P. J. Ward	2017	5,970

	2016	6,820

R. J. Freeland	2017	7,470

	2016	8,530

L. L. Satterthwaite	2017	3,730

	2016	4,260

M. M. Rose	2017	3,440

	2016	3,920

OPTION EXERCISES AND STOCK VESTED IN 2017

	OPTION AWARDS		STOCK AWARDS

Name	(1) Number of Shares Acquired on Exercise (#)	(2) Value Realized on Exercise ($)	(3) Number of Shares Acquired on Vesting (#)	(4) Value Realized on Vesting ($)

N. T. Linebarger	0	$0	13,013	$1,989,037

P. J. Ward	14,050	$986,601	3,255	$497,527

R. J. Freeland	14,550	$1,684,919	4,137	$632,340

L. L. Satterthwaite	12,000	$1,698,360	2,583	$394,812

M. M. Rose	0	$0	2,373	$362,713

(1)
Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our Common Stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our Common Stock on the NYSE on the date of exercise and the exercise price of the options.

(3)
Target awards of performance shares were granted in April 2014 to be earned in a multiple ranging from zero to two times the target award, based on our performance during 2014-2016. These performance shares were earned and became vested on March 1, 2017. In addtion, Mr. Freeland received a grant of 820 shares granted in July 2014 to be earned in a multiple ranging from zero to two times the target award, based on our performance during 2014-2016. These performance shares were earned and became vested on March 1, 2017.

(4)
The values realized on vesting for the performance shares were calculated using the unadjusted closing price of our Common Stock on March 1, 2017 ($152.85).

46        Cummins Inc.   |  2018  PROXY STATEMENT

PENSION BENEFITS FOR 2017

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

N. T. Linebarger	Cummins Pension Plan (Qualified)	24	$583,824	$0

	Excess Benefit Retirement Plan (Non-qualified)	24	$1,790,874	$0

	Supplemental Life Insurance and Deferred Income	24	$24,141,533	$0
	Plan (Non-qualified)

P. J. Ward	Cummins Pension Plan (Qualified)	30	$552,504	$0

	Excess Benefit Retirement Plan (Non-qualified)	30	$590,530	$0

	Supplemental Life Insurance and Deferred Income	30	$7,504,493	$0
	Plan (Non-qualified)

R. J. Freeland	Cummins Pension Plan (Qualified)	39	$843,000	$0

	Excess Benefit Retirement Plan (Non-qualified)	39	$1,045,000	$0

	Supplemental Life Insurance and Deferred Income	39	$9,583,941	$0
	Plan (Non-qualified)

L. L. Satterthwaite	Cummins Pension Plan (Qualified)	29	$652,542	$0

	Excess Benefit Retirement Plan (Non-qualified)	29	$452,256	$0

	Supplemental Life Insurance and Deferred Income	29	$6,796,910	$0
	Plan (Non-qualified)

M. M. Rose	Cummins Pension Plan (Qualified)	20	$402,632	$0

	Excess Benefit Retirement Plan (Non-qualified)	20	$588,149	$0

	Supplemental Life Insurance and Deferred Income	20	$5,979,726	$0
	Plan (Non-qualified)

CUMMINS PENSION PLAN

The Cummins Pension Plan is a tax-qualified cash balance pension plan. Participants receive pay credits equal to 6% of total monthly pay, defined as base salary and annual bonus payments. Individual accounts are maintained for each participant. The accounts receive interest credits equal to the 30-year Treasury bond rate plus 1%. Participants are 100% vested in the Cummins Pension Plan benefit upon attaining three years of service.

EXCESS BENEFIT RETIREMENT PLAN

The Excess Benefit Retirement Plan provides non-qualified pension benefits in excess of limitations imposed by the Code on the benefits provided by the Cummins Pension Plan formula. It preserves the total benefit payable under the Cummins Pension Plan formula.

SUPPLEMENTAL LIFE INSURANCE AND DEFERRED INCOME PLAN ("SERP")

The Supplemental Life Insurance and Deferred Income Plan provides a Supplemental Executive Retirement Plan ("SERP") Life Annuity benefit to our officers who participate in the Cummins Pension Plan.

The SERP benefit is based on a percentage of the highest 60 consecutive months of total compensation during the final 120 months of the participant's career. Total Compensation for calculation of five year average pay is defined as base salary and annual bonus payments.

The SERP benefit percentage is calculated as 2% of the participant's five year average pay for each of the first 20 years of service plus 1% of the participant's five year average pay for each of the next 10 years of service. The maximum is a 50%

Cummins Inc.   |  2018  PROXY STATEMENT        47

benefit after 30 years of service, except that an officer who is among our two highest paid Named Executive Officers at the time of retirement will receive an annual benefit equal to an additional 10%. In December 2011, the Compensation Committee discontinued this additional benefit for all future participants in the plan but maintained it for the two then-highest paid Named Executive Officers, one of whom was Mr. Linebarger.

The retirement benefit under the SERP is offset by the highest combined annuity available from the Cummins Pension Plan and the Excess Benefit Retirement Plan, thus topping up the benefits available from those plans to total the target retirement benefit.

Officers who were participants in the plan prior to 2006 whose service and age total 80 (minimum age 55 and 20 years of service), or have at least 30 years of service, regardless of age, would qualify for immediate unreduced commencement of life annuity benefits. [Therefore, Mr. Freeland and Mr. Satterthwaite qualified, as of December 31, 2017, for immediate commencement of unreduced benefits.]

Otherwise, after retirement or termination of employment, unreduced benefits may be commenced at age 60. Retired or terminated vested employees who do not qualify for unreduced benefits under the age and service conditions described in the previous paragraph may commence benefits as early as age 55, but the life annuity benefit would be reduced by .333% for each month the participant's age at commencement preceded 60.

Vesting for the SERP benefit is 25% after five years of service, increasing in 15% annual increments, with 100% vesting after 10 years of service. The life annuity benefit is a 15-year certain payment, with a 50% benefit for surviving spouse or domestic partner.

The SERP benefit accrued for service prior to 2005 may be elected as a lump sum payment. Benefits accrued after 2005 are subject to the provisions of Internal Revenue Code Section 409A, which preclude election of a lump sum distribution of such benefits at the time permitted for benefits accrued for service prior to 2005.

The actuarial table used to calculate a lump sum payment under the SERP is the same as that used to make such calculations under the qualified Cummins Pension Plan, and the interest rate used is the rate used by the Pension Benefit Guaranty Corporation.

Accelerated SERP Formula for Executives Hired Mid-Career

For some officers who joined our company mid-career, the SERP benefit is calculated at an accelerated rate, requiring one-half the service necessary for other participants.

The accelerated formula provides a target benefit based on 4% for the first 10 years and 2% for the next five years of service, with a maximum of 50% of Five Year Average Pay after fifteen years of service. Eligibility for immediate commencement of unreduced benefits is achieved when age and service total 70 (minimum age 58 and 10 years of service). Otherwise, for participants who are no longer our employees, unreduced benefits may commence at age 60 or as early as age 55, but reduced .333% for each month age at commencement precedes age 60.

Non-Qualified Deferred Compensation Plan

Our Deferred Compensation Plan permits deferral of up to 100% of base salary, annual bonus, and/or performance cash awards under our long-term incentive compensation program. Each of our NEOs' Deferred Compensation Plan account balances earn income based on the performance of the investment option(s) that the NEO selects for his or her account.

Investment options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in another legacy investment option, 10-Year Treasury Bill + 4%.

48        Cummins Inc.   |  2018  PROXY STATEMENT

The investment options within our Deferred Compensation Plan had the following annual returns during 2017:

Account Crediting Option	2017 Annual Return

Standard & Poor's 500 Index	19.42%

Barclays Capital US Government / Credit Bond Index	4.18%

10-Year Treasury Bill + 2%	4.33%

10-Year Treasury Bill + 4%	6.33%

Advisor Managed Portfolio – Conservative Allocation	6.59%

Advisor Managed Portfolio – Moderate Allocation	10.18%

Advisor Managed Portfolio – Moderate Growth Allocation	14.15%

Advisor Managed Portfolio – Growth Allocation	16.81%

Advisor Managed Portfolio – Aggressive Allocation	19.32%

American Funds IS International – Class 1	32.46%

Deutsche Small Cap Index VIP – Class A Shares	14.33%

DFA VA U.S. Large Value	19.08%

DFA VA U.S. Targeted Value	9.77%

Fidelity VIP Index 500 – Initial Class	21.71%

Fidelity VIP Gov't Money Market – Initial Class	0.67%

Lord Abbett Series Developing Growth – Class VC	29.92%

LVIP SSgA Bond Index – Standard Class	3.18%

LVIP SSgA International Index – Standard Class	24.69%

PIMCO VIT Total Return – Admin Shares	4.92%

T. Rowe Price Blue Chip Growth	36.17%

Investment options may be changed monthly. At the time of the election to defer, the participant chooses the time and the form of distribution. The participant may elect to have distributions begin on a specified date or following retirement. Distributions will also commence on any other separation from service, or upon death or a change of control.

Cummins Inc.   |  2018  PROXY STATEMENT        49

NON-QUALIFIED DEFERRED COMPENSATION IN 2017

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)	(1) Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	(2) Aggregate Balance at Last Fiscal Year End ($)

N. T. Linebarger	$0	$0	$238,528	$0	$5,199,863

P. J. Ward	$0	$0	$56,481	$84,365	$1,329,560

R. J. Freeland	$0	$0	$256,004	$0	$5,397,069

L. L. Satterthwaite	$0	$0	$43,092	$0	$397,401

M. M. Rose	$0	$0	$136,973	$70,881	$2,234,489

(1)
Amounts included in the above table that were also reported in the "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" column of the Summary Compensation Table as "Above-market earnings" for the Non-Qualified Deferred Compensation Plan for each Named Executive Officer are: N. T. Linebarger $81,622; P. J. Ward $15,076; R. J. Freeland $93,419; L. L. Satterthwaite $31,891; M. M. Rose $68,595.

(2)
Amounts included in this column that have been reported in the Summary Compensation Table since 2006 for each Named Executive Officer are: N. T. Linebarger $3,781,079; P. J. Ward $1,298,190; R. J. Freeland $2,340,667; L. L. Satterthwaite $386,967; M. M. Rose $188,903.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon a Change in Control without a Qualified Termination or upon a Qualified Termination following a Change in Control

In the event of a change in control of our company or certain terminations of employment within two years after a change in control, we will provide benefits to certain executives, including our Named Executive Officers.

Upon a change in control, outstanding equity-based awards would not automatically become immediately vested and exercisable. Instead, two events (i.e., a so-called "double trigger") are required to trigger accelerated vesting and exercisability: both a change in control and termination without "cause" by the company or termination by the officer with "good reason" within two years of the change in control.

Upon a termination of employment without "cause" by the company or for "good reason" by the officer following a change in control, our Named Executive Officers, except our Chief Executive Officer, would be entitled to two years' salary plus two annual bonus payments calculated using a 1.0 payout factor. Our Chief Executive Officer would be entitled to three years' salary plus three annual bonus payments. We would also provide for the full vesting of certain insurance and retirement benefits. Additionally, the Named Executive Officers, other than our Chief Executive Officer, would receive a payment equal in value to two years' additional participation under our tax-qualified and nonqualified pension plans as well as two years' continued participation in other employee benefit plans, and our Chief Executive Officer would receive a payment equal in value to three years' additional participation under our tax-qualified and nonqualified pension plans as well as three years' continued participation in other employee benefits plans.

Outstanding awards of performance cash and performance shares would be paid at target level as of the date of the change in control and all outstanding options and restricted stock awards would vest in full and be paid in cash. The value of supplemental and excess retirement (non-qualified) benefits will also be paid in cash. All amounts of compensation deferred under our Deferred Compensation Plan will be paid in cash. Our change in control arrangements with our Named Executive Officers do not entitle them to gross-up payments for taxes resulting from the application of the "golden parachute" excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements reflect a "best net of taxes" approach under which, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer's change in control compensation protections will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.

50        Cummins Inc.   |  2018  PROXY STATEMENT

"Change in control" is generally defined as a consolidation or merger in which we are not the continuing or surviving corporation or in which our shares are converted; a sale, lease, exchange or transfer of substantially all of our assets; approval by our shareholders of a plan or proposal to liquidate or dissolve our company; the acquisition by a person of 25% or more of our voting power; or a majority change in the composition of our Board in a two-year period under specified circumstances where the nomination or election of the new directors is not approved by a supermajority of the directors prior to the change.

Termination for "cause" means a termination of the officer's employment by us due to the officer's willful and continued failure to perform his or her duties with us (after notice and an opportunity to cure), other than due to incapacity due to illness, or due to the officer's conviction of a felony.

Termination for "good reason" generally means a termination by the officer within 90 days following specified adverse changes in the officer's employment circumstances such as the assignment of duties not consistent with the officer's position, certain relocations of the officer's location of employment or reductions in compensation.

The payments to each of our Named Executive Officers, assuming that all triggering events occurred on December 31, 2017, are estimated in the table below. Amounts actually received, should any of the triggering events occur, may vary.

Payments		N. T. Linebarger	P. J. Ward	R. J. Freeland	L. L. Satterthwaite	M. M. Rose

Severance	(1)	$9,693,750	$2,686,200	$3,307,200	$2,052,000	$2,282,400

Unvested Stock Option Spread	(2)	$13,621,002	$3,908,909	$5,007,542	$2,503,637	$2,303,500

Unvested Restricted Stock	(3)	$0	$0	$0	$0	$0

LTI Plan Payment	(4)	$19,253,155	$5,418,536	$7,078,195	$3,537,331	$3,255,355

Retirement Benefit Payment	(5)	$5,461,361	$402,909	$1,901,656	$665,039	$590,763

Welfare Benefit Values	(6)	$34,890	$23,260	$23,260	$23,260	$23,260

Financial Advisory and 401(k) Benefit	(7)	$65,145	$43,430	$43,430	$43,430	$43,430

Reduction due to Best Net of Taxes Provision	(8)	$0	$0	$0	$0	$0

Aggregate Payments		$48,129,303	$12,483,244	$17,361,283	$8,824,697	$8,498,708

(1)
Severance payment equal to three times annual base salary at the time of the termination, plus three annual bonus payments at a 1.0 payout factor for Mr. Linebarger as Chief Executive Officer. For the other Named Executive Officers, two times the Named Executive Officer's annual base salary at the time of the termination, plus two annual bonus payments at a 1.0 payout factor.

(2)
Total value of unvested stock options that would become vested upon a change in control, assuming a share price of $176.64 and a change in control date of December 31, 2017.

(3)
Total value of unvested restricted stock that would become vested upon a change in control, assuming a share price of $176.64 and a change in control date of December 31, 2017.

(4)
Payouts of all of the performance cash awards and all of the performance share awards for the 2015-2017, 2016-2018 and 2017-2019 award cycle at the target level assuming a $176.64 share price for all performance shares.

(5)
Incremental actuarial value attributable to retirement for three years of additional service for Mr. Linebarger or two years for the other Named Executive Officers.

(6)
Estimated value associated with the continuation of life insurance, medical, dental, and disability benefits for three years for Mr. Linebarger or two years for the other Named Executive Officers following termination.

(7)
The calculation of the Financial Advisory and 401(k) Benefit is equal to three times the maximum annual financial advisory benefit, plus three times the annual Company Contribution under the Retirement and Savings Plan for Mr. Linebarger as Chief Executive Officer. For the other Named Executive Officers, the Financial Advisory and 401(k) Benefit is equal to two times the maximum annual financial advisory benefit, plus two times the annual Company Contribution under the Retirement and Savings Plan.

(8)
The calculation of the Reduction due to Best Net of Taxes Provision is based upon a Code Section 280G excise tax rate of 20% and the highest marginal income tax rates for 2017. Furthermore, it was assumed that no value will be attributed to reasonable compensation. At the time of any change in control, a value may be so attributed, which would affect whether a reduction would be triggered and the amount of any such reduction.

Cummins Inc.   |  2018  PROXY STATEMENT        51

Potential Payments upon Termination of Employment Other than Following a Change in Control

The following tables summarize the estimated payments to be made to Named Executive Officers under provisions of plans or established practice in the event of termination of employment including resignation, involuntary termination, involuntary termination for cause, retirement, death and disability other than following a change in control.

Termination for cause includes, but is not limited to: violation of our Treatment of Others Policy, violation of the Code of Business Conduct, theft or other acts of dishonesty, willful destruction of our property, refusal to obey a supervisor's reasonable instructions, conduct endangering the safety of employees or co-workers, falsification of our documents, or violation of our other rules or policies.

We only report amounts where vesting requirements are waived and/or time of payment is accelerated, or benefits that are not generally available to our other exempt employees. Also, information is not repeated that is disclosed previously under the Pension Benefits Table, the Deferred Compensation Table, or the Outstanding Equity Awards Table, except to the extent that the amounts payable to the Named Executive Officer would be enhanced by the termination event described.

The amounts shown assume the terminating event occurred on the last business day of 2017, and that the price per share of our Common Stock is the closing price as of that date, $176.64.

Severance

We do not have formal severance agreements with any of our Named Executive Officers. However, the Committee has established a policy that any of our Named Executive Officers, if terminated by us other than for cause, will generally be entitled to receive up to 12 months' base salary as severance, paid as salary continuation, and a pro-rated portion of his or her annual bonus for the portion of the year prior to termination, payable at the normal time and using the same payout factors as for all other participants. All of these elements would require a signed release of claims agreement.

Accelerated Vesting of Long-Term Grants

As described elsewhere in this proxy statement, currently we provide annual target award grants of performance cash, performance shares and stock options. The grants are based on a three-year performance period.

Performance Cash

If a participant's employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any payout for that award cycle. If a participant's employment terminates during the second year of an award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any payment with respect to the award cycle based on the period of employment during the cycle.

If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant's estate, as the case may be, will receive a proportionate share of any payment with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement the proportionate share of the payment will be based on the actual payout factor. In the case of death or disability, the payment depends on when the death or disability occurs. If the death or disability occurs in year one of the performance period, the payout is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the payout factor is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the payout factor is made on the normal payout cycle according to the actual payout factor.

2015-2017 AWARD CYCLE GRANTS

Since the entire 2015-2017 award cycle was completed as of the assumed December 31, 2017 date of the termination, all participants would have been entitled to the payment at the normal time in March 2018. Since there would be no special acceleration, the amounts of these payments are not shown on the tables.

52        Cummins Inc.   |  2018  PROXY STATEMENT

2016-2018 AWARD CYCLE GRANTS

Since the termination event is assumed to occur on December 31, 2017, which was the end of the second year of the 2016-2018 award cycle, the Committee has the discretion to award two-thirds of the target award for the 2016-2018 award cycle. For purposes of this table, two-thirds of the target awards for the 2016-2018 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

2017-2019 AWARD CYCLE GRANTS

Since the termination event is assumed to occur on December 31, 2017, which was the end of the first year of the 2017-2019 award cycle, the Committee has the discretion to award one-third of the target award for the 2017-2019 award cycle. For purposes of this table, one-third of the target awards for the 2017-2019 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

Performance Shares

If a participant's employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any performance shares for that award cycle. If a participant's employment terminates during the second year of an award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any performance shares with respect to the award cycle based on the period of employment during the cycle.

If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant's estate, as the case may be, will receive a proportionate number of any performance shares earned with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement, the proportionate number will be based on the actual payout factor. In the case of death or disability, the number depends on when the death or disability occurs. If the death or disability occurs in year one of the performance period, the number of shares earned is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the number of shares earned is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the number of shares earned is determined on the normal payout cycle according to the actual payout factor.

2015-2017 AWARD CYCLE GRANTS

Since the entire 2015-2017 award cycle was completed as of the assumed December 31, 2017 date of the termination, participants would have earned performance shares at the normal time in March 2018. Since there would be no special acceleration, the amounts of the awards are not shown on the tables.

2016-2018 AWARD CYCLE GRANTS

Performance shares would become earned based on our performance during 2016-2018 and paid out in unrestricted shares in March 2019. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, two-thirds of the target awards for the 2016-2018 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

2017-2019 AWARD CYCLE GRANTS

Performance shares would become earned based on our performance during 2017-2019 and paid out in unrestricted shares in March 2020. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, one-third of the target awards for the 2017-2019 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

Cummins Inc.   |  2018  PROXY STATEMENT        53

Stock Options

2015-2017 AWARD CYCLE GRANTS

Stock options were granted on April 2, 2015 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or April 2, 2018, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

2016-2018 AWARD CYCLE GRANTS

Stock options were granted on April 4, 2016 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or April 4, 2019, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

2017-2019 AWARD CYCLE GRANTS

Stock options were granted on April 3, 2017 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or April 3, 2020, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

Executive Life Insurance

Each of the Named Executive Officers participates in the Supplemental Life Insurance and Deferred Income Program, whereby officers are eligible for life insurance equal to three times base salary. Since this is a program not participated in by non-officer employees, the values of this incremental coverage are shown in the table.

Outplacement, Welfare Benefits, and Financial Counseling

Outplacement assistance and welfare benefits will be provided only in the case of involuntary not-for-cause termination. Financial counseling support will not be provided in cases of voluntary termination and termination for cause.

54        Cummins Inc.   |  2018  PROXY STATEMENT

The payments to each of our Named Executive Officers, assuming that the triggering event occurred on December 31, 2017, are estimated in the table below. Amounts actually received should any of the triggering events occur may vary.

N.T. Linebarger	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$1,375,000	$0	$0	$0	$0

Accelerated Vesting of Long-Term Grants:

Performance Cash 2016-2018 Award Cycle	$0	$0	$0	$0	$1,857,333	$1,857,333

Performance Cash 2017-2019 Award Cycle	$0	$0	$0	$0	$928,667	$928,667

Performance Shares 2016-2018 Award Cycle	$0	$0	$0	$0	$2,732,032	$2,732,032

Performance Shares 2017-2019 Award Cycle	$0	$0	$0	$0	$1,195,853	$1,195,853

Stock Options 2015-2017 Award Cycle	$0	$0	$0	$0	$2,420,260	$2,420,260

Stock Options 2016-2018 Award Cycle	$0	$0	$0	$0	$8,911,196	$8,911,196

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$0	$2,289,546	$2,289,546

Outplacement	$0	$5,900	$0	$0	$0	$0

Welfare Benefits	$0	$34,890	$0	$0	$0	$0

Financial Counseling	$0	$11,765	$0	$0	$11,765	$11,765

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$4,125,000	$0

Aggregate Payments	$0	$1,427,555	$0	$0	$24,471,652	$20,346,652

P.J. Ward	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$726,000	$0	$0	$0	$0

Accelerated Vesting of Long-Term Grants:

Performance Cash 2016-2018 Award Cycle	$0	$0	$0	$546,000	$546,000	$546,000

Performance Cash 2017-2019 Award Cycle	$0	$0	$0	$273,000	$273,000	$273,000

Performance Shares 2016-2018 Award Cycle	$0	$0	$0	$803,123	$803,123	$803,123

Performance Shares 2017-2019 Award Cycle	$0	$0	$0	$351,514	$351,514	$351,514

Stock Options 2015-2017 Award Cycle	$0	$0	$0	$614,024	$614,024	$614,024

Stock Options 2016-2018 Award Cycle	$0	$0	$0	$2,621,616	$2,621,616	$2,621,616

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$673,269	$673,269	$673,269

Outplacement	$0	$5,900	$0	$0	$0	$0

Welfare Benefits	$0	$23,260	$0	$0	$0	$0

Financial Counseling	$0	$11,765	$0	$11,765	$11,765	$11,765

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,178,000	$0

Aggregate Payments	$0	$766,925	$0	$5,894,311	$8,072,311	$5,894,311

Cummins Inc.   |  2018  PROXY STATEMENT        55

R.J. Freeland	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$848,000	$0	$0	$0	$0

Accelerated Vesting of Long-Term Grants:

Performance Cash 2016-2018 Award Cycle	$0	$0	$0	$682,667	$682,667	$682,667

Performance Cash 2017-2019 Award Cycle	$0	$0	$0	$341,333	$341,333	$341,333

Performance Shares 2016-2018 Award Cycle	$0	$0	$0	$1,004,493	$1,004,493	$1,004,493

Performance Shares 2017-2019 Award Cycle	$0	$0	$0	$439,834	$439,834	$439,834

Stock Options 2015-2017 Award Cycle	$0	$0	$0	$889,579	$889,579	$889,579

Stock Options 2016-2018 Award Cycle	$0	$0	$0	$3,276,175	$3,276,175	$3,276,175

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$841,788	$841,788	$841,788

Outplacement	$0	$5,900	$0	$0	$0	$0

Welfare Benefits	$0	$23,260	$0	$0	$0	$0

Financial Counseling	$0	$11,765	$0	$11,765	$11,765	$11,765

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,544,000	$0

Aggregate Payments	$0	$888,925	$0	$7,487,634	$10,031,634	$7,487,634

L. L. Satterthwaite	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$570,000	$0	$0	$0	$0

Accelerated Vesting of Long-Term Grants:

Performance Cash 2016-2018 Award Cycle	$0	$0	$0	$341,333	$341,333	$341,333

Performance Cash 2017-2019 Award Cycle	$0	$0	$0	$170,667	$170,667	$170,667

Performance Shares 2016-2018 Award Cycle	$0	$0	$0	$501,658	$501,658	$501,658

Performance Shares 2017-2019 Award Cycle	$0	$0	$0	$219,622	$219,622	$219,622

Stock Options 2015-2017 Award Cycle	$0	$0	$0	$444,789	$444,789	$444,789

Stock Options 2016-2018 Award Cycle	$0	$0	$0	$1,638,088	$1,638,088	$1,638,088

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$420,760	$420,760	$420,760

Outplacement	$0	$5,900	$0	$0	$0	$0

Welfare Benefits	$0	$23,260	$0	$0	$0	$0

Financial Counseling	$0	$11,765	$0	$11,765	$11,765	$11,765

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,710,000	$0

Aggregate Payments	$0	$610,925	$0	$3,748,682	$5,458,682	$3,748,682

56        Cummins Inc.   |  2018  PROXY STATEMENT

M. M. Rose	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$634,000	$0	$0	$0	$0

Accelerated Vesting of Long-Term Grants:

Performance Cash 2016-2018 Award Cycle	$0	$0	$0	$314,000	$314,000	$314,000

Performance Cash 2017-2019 Award Cycle	$0	$0	$0	$157,000	$157,000	$157,000

Performance Shares 2016-2018 Award Cycle	$0	$0	$0	$461,619	$461,619	$461,619

Performance Shares 2017-2019 Award Cycle	$0	$0	$0	$202,547	$202,547	$202,547

Stock Options 2015-2017 Award Cycle	$0	$0	$0	$409,350	$409,350	$409,350

Stock Options 2016-2018 Award Cycle	$0	$0	$0	$1,507,041	$1,507,041	$1,507,041

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$387,110	$387,110	$387,110

Outplacement	$0	$5,900	$0	$0	$0	$0

Welfare Benefits	$0	$23,260	$0	$0	$0	$0

Financial Counseling	$0	$11,765	$0	$11,765	$11,765	$11,765

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,902,000	$0

Aggregate Payments	$0	$674,925	$0	$3,450,432	$5,352,432	$3,450,432

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the Securities and Exchange Act implementing Section 953(b), the ratio of the compensation of our Chairman and Chief Executive Officer compared to the compensation of our median employee in 2017 is set forth below.

Mr. Linebarger's compensation (as reported in the Summary Compensation Table) for 2017 was 275 times the similarly calculated compensation of our median employee. The compensation amounts used to calculate the ratio are as follows:

2017 Annual Total Compensation

N.T. Linebarger	$16,387,661

Median Employee	$59,682

To identify our median employee, we began by reviewing the 2017 annual base salary and hourly wages plus target variable compensation (target total cash compensation) of all Cummins employees globally, including all full-time and part-time employees who were on Cummins' payroll as of December 31, 2017. We did not annualize the base salaries or hourly wages of permanent employees who had been employed by Cummins for less than the full year. We converted the annual target total cash compensation of all employees to United States dollars to aid in the identification of the median employee.

Cummins Inc.   |  2018  PROXY STATEMENT        57

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
(ITEM 13 ON THE PROXY CARD)

Executive compensation is important to us and to our shareholders. Since 2011, we have held annual advisory shareholder votes to approve the compensation of our Named Executive Officers as required by Section 14A of the Securities Exchange Act of 1934. At this year's Annual Meeting, we once again are seeking input from our shareholders through an advisory vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. In 2017, consistent with the recommendation of our Board, our shareholders voted in favor of our executive compensation, with 94.3% of votes cast in favor.

Principles of Our Executive Compensation Program

We believe the level of compensation received by executives should be closely tied to our corporate financial and stock price performance. This principle is apparent in the design of our executive compensation program and in the specific compensation packages we award.

In addition to ensuring pay for performance, we follow several other principles when designing and implementing our executive compensation program.

MARKET POSITIONING

We believe that, on average, our executives' target total direct compensation opportunity (consisting of base salary, target annual bonus, and target long-term incentive value) should be at the median of the market.

SHORT-TERM/LONG-TERM BALANCE

We believe that there should be a balance between annual and long-term elements of compensation.

PAY AT RISK

We believe that the more senior an executive's position, the more of their compensation should be "at risk," which means it will vary based on Cummins' financial and stock price performance.

ALIGNMENT WITH SHAREHOLDER INTERESTS

We believe that equity-based compensation and stock ownership should be a substantial part of our executive compensation program in order to link executives' compensation with our shareholders' returns. The greater the level of responsibility of the officer, the more their compensation should be stock-based and the higher their stock ownership requirement should be.

RETENTION

We believe that our compensation program should support retention of our experienced executives and achievement of our leadership succession plans.

SIMPLE AND TRANSPARENT

We believe that our executive compensation program should be transparent to our investors and employees as well as simple and easy to understand.

58        Cummins Inc.   |  2018  PROXY STATEMENT

Compensation Elements Support Pay-for-Performance Policy

We provide a majority of compensation through arrangements designed to hold our executive officers accountable for Cummins' business results and to reward them for consistently strong corporate performance and the creation of shareholder value. The key elements of our executive compensation program support this objective.

Compensation Element	Form of Payment	Performance Metrics	Rationale

Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance, and experience.

Annual bonus	Cash	Return on Average Net Assets (ROANA) using EBIT	Rewards operational performance. ROANA balances growth, profitability, and asset management.

Long-term incentive compensation	Performance cash (34%), Performance shares (33%) and Stock options (33%)	Return on Equity (ROE) over a three-year period for performance cash and performance shares.	ROE provides an incentive for profitable growth and correlates well with shareholder value.

Because we believe the compensation of our most senior executives should be based on Cummins' overall performance, every executive's pay is tied to the same financial metrics and a significant amount of their pay is incentive-based and therefore at risk. In 2017, performance-linked components (annual bonus and long-term incentive compensation) were 86% of the CEO's target total direct compensation opportunity, and 77% of the average target total direct compensation opportunity for the other Named Executive Officers. These pay elements were allocated as shown below.

TARGET TOTAL DIRECT COMPENSATION MIX—FISCAL YEAR 2017

Executive Compensation Aligned With Performance

The Compensation Committee annually requests its independent compensation consultant, Farient Advisors LLC, to evaluate the relationship between our executive compensation and our financial and shareholder return performance. To that end, Farient conducts quantitative analyses to test the alignment of our Chief Executive Officer's pay and Cummins' corporate performance using two different models. One model simulates the pay-for-performance tests relied upon by proxy voting advisory firms; the other tests three-year average performance-adjusted compensation relative to three-year average Total Shareholder Return, or TSR. The Compensation Committee considers these analyses in evaluating whether our Chief Executive Officer's compensation fairly reflects the performance delivered.

We conduct a similar analysis to evaluate the compensation of our Named Executive Officers. The following graphs show the relationship between Cummins' corporate financial and TSR performance and our executive compensation levels over the past five years as measured by (i) average TSR (three-year rolling average, on a dividend-reinvested basis); (ii) ROANA; (iii) ROE; and (iv) average annual total compensation for the Named Executive Officers during those years.

We believe that our improved business performance is appropriately reflected in our executive compensation in the form of an increase in the value of annual total compensation for 2017, as shown in the graphs below. The close correlation between

Cummins Inc.   |  2018  PROXY STATEMENT        59

our financial performance and our Named Executive Officers' compensation demonstrate that our executive compensation aligned well with the objectives of our program and our corporate financial and shareholder return performance in 2017.

The "average total compensation" values in these graphs reflect the averages of the total compensation values for our Named Executive Officers as reported in the Summary Compensation Tables of our proxy statements for the years shown in the graphs.

*ROANA and ROE figures exclude tax adjustment.

2017 Business Highlights*

In 2017, our revenues increased by 17 percent, compared to 2016, as a result of stronger truck production in North America and China, strong demand in our global construction markets and improved demand in mining and oil and gas markets. Revenues in North America increased 15 percent and represented 58 percent of our total revenues while international revenues increased by 19 percent. Cash flow from operations generated in 2017 was also strong, which allowed us to reinvest in our business and return cash to shareholders. Key business highlights for 2017 include:

■
Our total net sales were $20.4 billion, 17 percent higher than 2016;

■
Our earnings before interest, income taxes and noncontrolling interests in income of consolidated subsidiaries (EBIT) was $2.4 billion or 12 percent of sales, or 12.2 percent of sales excluding charges related to the 2017 Tax Cuts and Jobs Act (tax legislation). This compares to EBIT of $2.0 billion or 11.4 percent of sales in 2016;

■
Net income attributable to Cummins Inc. was $1.0 billion, compared to $1.4 billion in 2016; excluding recent tax legislation, net income was $1.8 billion in 2017;

■
Return on average net assets (ROANA) was 26 percent and return on equity (ROE) was 22 percent, excluding the impact of tax legislation, compared to 23 percent and 18 percent in 2016;

■
We continued our efforts to return value to shareholders in 2017 by increasing our dividend by 5.4 percent and by repurchasing 2.9 million shares of our Common Stock. In total, we returned $1.2 billion or 51 percent of cash from operations to shareholders;

■
Average annual total shareholder return (TSR) over the three-year period ending in 2017 was 10.3 percent;

■
We had record levels of operating cash flow, generating $2.3 billion in 2017.

During 2017, we continued to capitalize on organic growth opportunities in our existing channels with new products, increased market share, and opportunities from emissions regulations. At the same time, we are embracing and enabling the disruptive trends in our industry around electrification, connectivity, and automation and are investing in these areas to take advantage of these opportunities.

■
In 2017, we partnered with the Eaton Corporation to form a joint venture, called Eaton Cummins Automated Transmission Technologies (ECJV), to provide fleets with the most fuel efficient transmissions in the industry;

■
We are creating new businesses and technologies to give critical data to our customers, improving not only our products' performance but also allowing us to improve our quality and service;

■
We are developing an electrification portfolio capable of supporting all market segments;

■
We continue to assess new organic investment, partnership, and acquisition opportunities that leverage our capabilities and market positions to strengthen our business and drive profitable growth with strong returns.

*See Annex A for a reconciliation of GAAP to non-GAAP measures referenced in this section.

60        Cummins Inc.   |  2018  PROXY STATEMENT

Executive Compensation Best Practices

We continually review best practices in the area of executive compensation and incorporate those practices in our executive compensation arrangements.

WHAT WE DO

Performance measurement	We set clear financial goals that we believe are challenging but achievable, meet or exceed competitive standards, and will enhance shareholder value over time.

Our short- and long-term Incentive compensation plans use different measures to ensure our executives focus on both annual and longer-term goals.

Compensation program design and	Our short- and long-term bonus plans are designed to strengthen the tie between individual employee performance and corporate performance.

pay-for-performance alignment	All eligible employees participate in a unified short-term plan in which annual bonuses are based on overall Cummins' results. This "One Cummins" structure reinforces that the company's overall success is more important than any individual business; encourages collaboration across our organization; and will likely generate enhanced shareholder returns by encouraging our employees to collectively share in the success of our company.

We use three forms of long-term incentive compensation (performance cash, performance shares and stock options), each of which has a distinct motivational aspect.

To further encourage executives to focus on the sustained long-term growth of our company and to aid in retention, long-term incentive awards to our executive officers do not vest until the end of the performance period.

We cap payouts under our short- and long-term incentive compensation plans at 200% of the target awards.

Risk mitigation	We maintain a compensation recoupment, or "clawback," policy in our corporate governance principles providing that, if any of our financial statements must be materially restated due to the fraudulent actions of any officer, our Compensation Committee may direct that we recover all or a portion of any award or any past or future compensation (other than base salary) from such officer with respect to any year affected by such restatement.

Governance	Our Compensation Committee benefits from the use of an outside, independent compensation consultant.

The independent compensation consultant helps the Compensation Committee conduct a comprehensive annual assessment of the risk associated with our compensation program.

We monitor our pay practices on an ongoing basis to ensure they do not encourage excessive risk taking.

Other	We require executive officers to maintain prescribed stock ownership levels.

We prohibit officers from entering into any arrangement that, directly or indirectly, involves the pledge of our securities or other use of our securities as collateral for a loan.

Benefits under our change in control arrangements with our executive officers are subject to a "double trigger," meaning those benefits are not owed unless there is a change in control and the executive officer's employment is terminated by us without cause or by the executive with good reason.

Cummins Inc.   |  2018  PROXY STATEMENT        61

WHAT WE DON'T DO

We do not permit backdating or repricing of stock options.

We do not have separate employment contracts with our executive officers.

We do not guarantee salary increases, bonuses or equity grants for our executive officers, and we do not provide discretionary bonuses to our Named Executive Officers.

We will not gross-up excise taxes that may be imposed on payments to our executive officers in connection with a change in control.

We do not offer significant perquisites.

We do not permit Officers or Directors to engage in hedging or similar types of transactions with respect to our stock.

Our Board would like the support of our shareholders for the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that shareholders vote in favor of the following resolution:

"RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement."

The compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.

As this is an advisory vote, the results of the vote will not be binding on our Board, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. We believe our company benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us if they would like to communicate their views on our executive compensation programs. Shareholders who wish to communicate with our non-management directors concerning our executive compensation programs should refer to the section above entitled "Corporate Governance—Board of Directors and Committees—Communication with the Board of Directors." We intend to hold the next advisory vote on the compensation of our Named Executive Officers at the annual meeting in 2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT.

62        Cummins Inc.   |  2018  PROXY STATEMENT

DIRECTOR COMPENSATION

We provide to each of our non-employee directors target annual compensation of $250,000, $100,000 of which is paid in cash and $150,000 of which is represented by an award of our Common Stock. We also provide additional cash fees to the chairmen of our various committees. The Chairman of our Finance Committee receives an additional cash retainer of $10,000, the Chairman of the Governance and Nominating Committee receives an additional cash retainer of $10,000, the Chairman of the Safety, Environment and Technology Committee receives an additional cash retainer of $10,000, the Audit Committee Chairman receives an additional $15,000 cash retainer and the Compensation Committee Chairman receives an additional $15,000 cash retainer. The Lead Director receives an additional annual cash retainer of $25,000.

Based on general industry and peer group market data, beginning in May 2018, the annual compensation for our Board of Directors will increase to $275,000, $125,000 of which will be paid in cash and $150,000 of which will be paid in the form of our Common Stock. The cash retainer for Lead Director will increase from $25,000 to $35,000. The cash retainers for Committee chairmen will increase as follows: Audit Committee from $15,000 to $20,000, Compensation Committee from $15,000 to $20,000, Finance Committee from $10,000 to $15,000, Governance and Nominating Committee from $10,000 to $15,000 and Safety, Environment and Tehcnology Committee from $10,000 to $15,000.

We also have a Deferred Compensation Plan for non-employee directors, pursuant to which directors may elect to defer receipt of all or any portion of their compensation while they serve as a director. The deferred compensation, plus accrued interest, is paid to the director upon the earliest of a specified date (if one is selected by the director), the director's retirement or death or a change in control of our company. If the deferred compensation and interest is paid in connection with a specified date or the director's retirement, it is paid to the director in a lump sum or in annual installments, not to exceed 15, as specified by the director. Upon a change in control of our company or the director's death, such deferred compensation and interest would be paid in cash to the director in one lump sum.

Account crediting options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in another legacy investment option, 10-Year Treasury Bill + 4%.

Each non-employee director is required to maintain direct ownership of shares of our Common Stock (including stock awards) equal to or greater in value to three times his or her annual total retainer fee. Non-employee directors must comply with this requirement within six years of becoming a member of our Board. Subject to limited exceptions, non-employee directors are not allowed to sell our shares until they reach their stock ownership guideline, and then may not sell shares to the extent their ownership level would be less than the guideline amount. All of our non-employee directors have either satisfied this requirement or have additional time to do so.

Name	(1) Fees Earned or Paid in Cash ($)	(2) Stock Awards ($)	(3) Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

R. J. Bernhard	$100,000	$156,961	$0	$0	$256,961

F. R. Chang Diaz	$100,000	$156,961	$0	$0	$256,961

B. V. Di Leo Allen	$100,000	$156,961	$0	$0	$256,961

S. B. Dobbs	$110,000	$156,961	$0	$0	$266,961

R. K. Herdman(4)	$115,000	$156,961	$0	$0	$271,961

A. M. Herman(5)	$135,000	$156,961	$8,888	$0	$300,849

T. J. Lynch	$110,000	$156,961	$0	$0	$266,961

W. I. Miller(5)	$100,000	$156,961	$59,076	$0	$316,037

G. R. Nelson	$115,000	$156,961	$11,153	$0	$283,114

K. H. Quintos	$100,000	$152,907	$0	$0	$252,907

Cummins Inc.   |  2018  PROXY STATEMENT        63

(1)
Fees Earned or Paid in Cash were as follows:

Director	Board Retainer	Lead Director Fee	Committee Chaired	Committee Chair Fees	Total

R. J. Bernhard	$100,000	$0		$0	$100,000

F. R. Chang Diaz	$100,000	$0		$0	$100,000

B. V. Di Leo Allen	$100,000	$0		$0	$100,000

S. B. Dobbs	$100,000	$0	Safety, Environment and Technology	$10,000	$110,000

R. K. Herdman	$100,000	$0	Audit	$15,000	$115,000

A. M. Herman	$100,000	$25,000	Governance and Nominating	$10,000	$135,000

T. J. Lynch	$100,000	$0	Finance	$10,000	$110,000

W. I. Miller	$100,000	$0		$0	$100,000

G. R. Nelson	$100,000	$0	Compensation	$15,000	$115,000

K.H. Quintos	$100,000	$0		$0	$100,000

(2)
The stock award column represents the aggregate grant date fair value of the awards, which was $164.77 per share for K.H.Qunitos, and $157.75 per share for all other directors. The aggregate grant date fair value was computed in accordance with ASC Topic 718. The assumptions made in valuing stock awards for 2017 are included in the Notes to Consolidated Financial Statements in our 2017 Annual Report on Form 10-K and such information is incorporated by reference.

The stock value represents 60 percent of the annual retainer. The number of shares is calculated by dividing the target value by the preceding 20-day average closing price of our Common Stock on the NYSE on the grant date, rounded down to the nearest whole share. Each director was awarded 995 shares of stock, except for K. H. Qunitos, who received 928 shares. K.H. Qunitos shares were granted using a value of $161.4965, the preceding 20-day average of closing prices of our Common Stock on the NYSE on the grant date of July 11, 2017. The shares for all other directors were granted using a value of $150.6415, the preceding 20-day average of closing prices of our Common Stock on the NYSE on the grant date of May 9, 2017.

(3)
These amounts represent "Above Market" earnings in the Deferred Compensation Plan, as described above. "Above-market" is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate published by the U.S. Internal Revenue Service.

(4)
R. K. Herdman elected to defer 100% of the 2017 Stock Award. The value of this Stock Award is included in this table.

(5)
As part of our overall support of charitable and educational institutions, we previously established the Cummins Inc. Charitable Bequest Program in which directors first elected prior to 2004 are eligible to participate. Only W. I. Miller and A. M. Herman currently participate in this program. Following the death of such director, we will donate 10 equal annual installments of $100,000 to one or more qualifying institutions designated by such director. The obligations under this program are funded by life insurance policies that have been fully paid and there was therefore no cost associated with the program in 2017. Directors do not receive any direct financial benefit from the program since all charitable deductions accrue to us.

64        Cummins Inc.   |  2018  PROXY STATEMENT

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
(ITEM 14 ON THE PROXY CARD)

The Audit Committee of our Board has voted to appoint PricewaterhouseCoopers LLP, or PwC, as the firm of independent public accountants to audit our financial statements for 2018. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of our shareholders, our Board has decided, as in the past, to ask our shareholders to ratify this appointment. Such ratification does not limit the Audit Committee's ability to make subsequent changes to our auditors that it thinks appropriate.

Under its charter, the Committee is responsible for the appointment, compensation and oversight of our independent auditor. In selecting PwC as the independent public accountants for 2018, the Audit Committee considered a number of factors, including:

■
PwC's internal quality-control procedures, including results of the most recent Public Company Accounting Oversight Board (PCAOB) inspection report on PwC and the results of peer review examinations;

■
Consideration of investigations by governmental or professional authorities and whether they may impair PwC's ability to perform Cummins' annual audit;

■
PwC's independence program and any relationships between PwC and our company that could have a bearing on PwC's independence;

■
PwC's industry experience and global footprint to audit our operations worldwide;

■
The professional qualifications of the lead audit partner and other key engagement partners;

■
The periodic refreshment of perspective and objectivity provided by the mandatory five-year rotation of the partner-in-charge;

■
The engagement team's collective expertise and knowledge of our business, worldwide operations and risk profile; and

■
The results of the evaluation of PwC's performance described in the Audit Committee Report below.

The Committee discusses services performed by PwC and considers the impact of non-audit services on PwC's independence. The Committee pre-approves these services and the related fees. We believe that all services rendered to us by PwC are permissible under applicable laws and regulations, and have been pre-approved by or on behalf of the Audit Committee pursuant to the policy described below. Fees paid to PwC for services are disclosed in the table below under the categories listed therein.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in PwC's core work, which is the audit of our consolidated financial statements and the audit of our internal control over financial reporting.

In consideration of the matters described above, we believe that the appointment of PwC is in the best interest of the Company and its shareholders.

A representative of PwC will be present at the Annual Meeting and will be available to answer appropriate questions but will not have the opportunity to make a statement. A report of the Audit Committee in connection with its independence, the independence of the auditors and certain other matters follows our Board's recommendation on this Item below.

Vote Required and Recommendation of the Board of Directors

Appointment of PwC as auditors will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for the ratification of PwC.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PwC.

Cummins Inc.   |  2018  PROXY STATEMENT        65

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PwC for the audit of our annual financial statements for 2017 and 2016, and fees billed for other services rendered by PwC during those periods.

	2017	2016

	(dollars in millions)

Audit fees:(1)	10.6	9.3

Audit-related fees:(2)	0.5	0.3

Tax fees:(3)	0.6	0.5

All other fees:(4)	0.0	0.0

Total	11.7	10.1

(1)

Audit fees consisted of work performed in connection with the audit of our financial statements (including internal control over financial reporting), as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory and subsidiary audits.

(2)

Audit-related fees principally include attestation services requested by management, feedback on the Company's evaluation and conclusions regarding the implementation of the new U.S. GAAP revenue recognition standard, government grant audits and employee benefit plan audits.

(3)	Tax fees consisted principally of assistance with non-US tax compliance and planning, review of foreign tax returns and assistance in connection with tax audits.
(4)	All other fees included advisory services for seminars related to employee training, research survey results, licensing fees for technical research tools and other advisory services.

Audit Committee Pre-Approval Policy

The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority.

Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of our company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved.

The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its Chairman authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures and do not exceed $100,000 in the aggregate. Decisions of the Chairman must be reported to the full Audit Committee at its next scheduled meeting, and documented in a format required by the policy.

66        Cummins Inc.   |  2018  PROXY STATEMENT

Audit Committee Report

The role of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities as they relate to:

■
The integrity of our financial statements and internal control over financial reporting;

■
Our compliance with ethics policies, and legal and regulatory requirements; and

■
Our independent auditor's qualifications and independence.

The Committee also has responsibility for:

■
Preparing this report of the Committee, which is required to be included in our proxy statement;

■
Selecting, retaining, compensating, overseeing and evaluating our independent auditor;

■
Providing assistance to our Board in its oversight of our guidelines and policies with respect to enterprise risk management; and

■
Overseeing the performance of our internal audit function.

Each member of the Committee is independent as defined under our independence criteria, NYSE listing standards and SEC rules. The Committee operates under a written charter that has been adopted by our Board and is reviewed by the Committee on a periodic basis. The Committee's current charter can be viewed on our website.

The Committee fulfills its responsibilities through periodic meetings with PwC, our independent registered public accounting firm, and with our internal auditors and management. During 2017, the Committee met 9 times. The Committee periodically meets in executive session. The Committee also has periodic educational sessions on accounting and reporting matters.

The Committee reviewed with both PwC and our internal auditors, and approved, their respective audit plans, audit scope, compensation and identification of audit risks. Further, the Committee reviewed and discussed with our management and PwC our audited financial statements and management's and PwC's evaluations of our internal control over financial reporting, as reported in our 2017 Annual Report on Form 10-K. The Committee discussed our interim financial information contained in each quarterly earnings announcement and each Quarterly Report on Form 10-Q with our Chief Financial Officer, Controller and our independent auditors, prior to public release. The Committee also met with PwC to discuss the results of its reviews of our interim financial statements. Management has the responsibility for the preparation and integrity of our financial statements and internal control over financial reporting and PwC has the responsibility for the review or examinations thereof.

The Committee discussed and reviewed with PwC all matters required by auditing standards generally accepted in the United States of America, including those described in the PCAOB Auditing Standard No. 1301, "Communications with Audit Committees." The Committee received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence, and discussed with PwC its independence.

The Committee established a process for the formal evaluation of PwC's performance, which includes obtaining an annual assessment of PwC from management. In conducting this evaluation, the Committee reviewed responses to a questionnaire completed by members of management that covered areas such as the quality of services provided by PwC, sufficiency and experiences of resources on the engagement, communication and interaction with PwC over the course of the year, and independence, objectivity and professional skepticism of PwC. PwC's performance is also discussed with management and PwC during separate private sessions, as well as in executive session.

The Committee also considers other factors, including the policy that PwC follows with respect to rotation of its key audit personnel, so that there is a new partner-in-charge at least every five years. The Committee is involved in the selection of the partner-in-charge at the time of rotation. PwC's senior relationship partner interviews with members of management and with the Committee Chair to understand the necessary partner-in-charge attributes as part of the partner-in-charge succession planning process. Attributes evaluated include client and functional experience, technical competence, communication skills, critical behaviors, familiarity with audit committee processes and independent communications and stature within PwC. PwC develops a list of potential candidates and identifies one of the candidates as recommended by the firm. The recommended candidate meets with members of management and the Committee. If the recommended candidate is selected, the process is complete. If the recommended candidate is not selected, the process continues with additional

Cummins Inc.   |  2018  PROXY STATEMENT        67

candidate meetings until an acceptable candidate is identified. The Committee has completed the process for determining the successor partner for the rotation required in 2018.

Based on the above-mentioned reviews and discussions with management, internal audit and PwC, the Committee recommended to our Board of Directors that our audited financial statements and management's report on internal control over financial reporting be included in our 2017 Annual Report on Form 10-K, for filing with the SEC.

Based on the reviews and evaluations described above, the Committee reappointed PwC as our independent auditors for 2018, subject to shareholder ratification at the Annual Meeting.

Respectfully submitted,
ROBERT K. HERDMAN, CHAIR
GEORGIA NELSON
ROBERT BERNHARD
STEPHEN DOBBS
WILLIAM MILLER
KAREN QUINTOS

68        Cummins Inc.   |  2018  PROXY STATEMENT

VOTE TO APPROVE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO ALLOW SHAREHOLDERS TO UNILATERALLY AMEND OUR BY-LAWS
(ITEM 15 ON THE PROXY CARD)

We are asking our shareholders to approve an amendment to our articles of incorporation to allow shareholders the ability to unilaterally amend our by-laws.

Background

Our Board has unanimously authorized and approved and recommends that our shareholders approve, an amendment to our Restated Articles of Incorporation (the "Articles") to provide our shareholders with the ability to unilaterally amend our by-laws. A form of the amended Articles, marked to reflect the changes contemplated by this proposal, is attached to this proxy statement as Annex B. This summary of the proposed amendment to the Articles is qualified by its entirety by reference to Annex B.

Indiana law provides that, unless otherwise specified by the articles of incorporation, only a corporation's board of directors may amend or repeal the by-laws. Our Articles currently provide our Board with the exclusive power to make, alter, amend or repeal, or to waive the provisions of, our by-laws.

Our Board is committed to good corporate governance and has carefully considered the advantages and disadvantages of adopting a change to our Articles to allow shareholders to unilaterally amend our by-laws. Our by-laws establish a number of fundamental corporate governance principles, including rules for meetings of directors and shareholders and the election and duties of directors and officers, among other provisions. In the past, our Board believed that the default position under Indiana law provided an effective means for our Board to ensure that any amendments to our by-laws were prudent and designed to protect and maximize long-term value for all shareholders. In light of the fact that the majority of the S&P 500 companies provide shareholders with the right to amend the by-laws, our Governance and Nominating Committee considered the various positions for and against allowing shareholders to amend our by-laws. After weighing these considerations, and upon the recommendation of our Governance and Nominating Committee, our Board has concluded that amending our Articles to allow shareholders to unilaterally amend our by-laws will enhance our corporate governance practices by giving shareholders a say in important governance principles.

Vote Required and Recommendation of the Board of Directors

The amendment to allow shareholders to unilaterally amend our by-laws will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results. If the amendment is not approved, then it will not become effective and our Articles will not provide shareholders the ability to unilaterally amend our by-laws.

If the proposed amendment to the Articles is approved at the Annual Meeting, we will file amended Articles with the Indiana Secretary of State shortly following the Annual Meeting to incorporate the approved amendment. The amended Articles will become effective upon acceptance of the filing by the Indiana Secretary of State. Upon the approval of this proposal and the filing of the amended Articles, the corresponding amendment to our by-laws, which has been authorized and approved by our Board, will become effective automatically.

If this proposal is not approved, the proposed amendment to our Articles will not be made and all existing provisions, including the default position under Indiana law reserving authority to amend the by-laws solely to the our Board, will remain in effect.

OUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO ALLOW SHAREHOLDERS TO UNILATERALLY AMEND OUR BY-LAWS.

Cummins Inc.   |  2018  PROXY STATEMENT        69

SHAREHOLDER SPECIAL SHAREHOLDER MEETINGS PROPOSAL
(ITEM 16 ON THE PROXY CARD)

The following proposal was submitted by an individual shareholder and will be voted on at the Annual Meeting if it is properly presented. Our Board recommends that you vote AGAINST the Special Shareholder Meetings Proposal. The shareholder's name, address and number of shares of common stock held may be obtained upon oral or written request to our Corporate Secretary.

In accordance with SEC rules, the following text of the Special Shareholder Meetings Proposal is presented exactly as it was submitted to our company.

Proposal 16—Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board's current power to call a special meeting.

Scores of Fortune 500 companies allow 10% of shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings.

Adoption of this proposal can help make up for our lack of shareholder rights. We have no right to act by written consent and will probably never have the right to act by written consent. More than 100 Fortune 500 companies provide for shareholders to call a special meeting and to act by written consent. We have no right to improve and/or change the bylaws of our company.

An independent board chairman does not oversee our board of directors. And most of our directors received more than 27% in negative votes in 2017 while running unopposed. Our Lead Director, Alexis Herman, received more than 30% in negative votes—the 2nd highest negative vote. Plus our lead director had 16-years of long-tenure. Long-tenure can detract from the independence of a director no matter how qualified he is.

And then William Miller had almost double the long-tenure of Mr. Herman. Ironically Mr. Miller served on the Nomination Committee which would be in charge of nominating a replacement for Mr. Miller. Thomas Lynch, a relatively recent addition to our board, had the highest negative vote at 34%.

Any claim that a shareholder right to call a special meeting can be costly—may be largely moot. When shareholders have a good reason to call a special meeting—our board should be able to take positive responding action to make a special meeting unnecessary.

Please vote to add to our diminished shareholder rights:

Special Shareowner Meetings—Proposal 16

STATEMENT IN OPPOSITION

Our Board recommends you vote AGAINST this proposal requesting that our company take steps to further amend our by-laws to reduce our current 25% ownership level at which our shareholders' have the right to call special meetings.    Our Board regularly reviews the Company's governance practices and believes that we have solid and efficient mechanisms in place to allow shareholders to communicate with our Board and bring items to its attention. Further, for the reasons below, our Board believes that reducing our current 25% threshold needed to call a special meeting is not in the best interests of our company or its shareholders.

Our Shareholders Already Have a Meaningful Right to Call a Special Meeting that was Previously Overwhelmingly Approved by Our Shareholders in 2012.

Our Board agrees that shareholders should have the ability to call special meetings. Our by-laws currently provide that shareholders holding at least 25% of the voting power of all of our outstanding shares of common stock may call a special meeting. In 2012, after extensive outreach to, and discussions with, our shareholders, our shareholders overwhelmingly

70        Cummins Inc.   |  2018  PROXY STATEMENT

approved this 25% threshold. In response to the accompanying shareholder proposal, we again engaged in extensive outreach to, and discussions with, our significant shareholders. They expressed no significant desire to change our current 25% threshold.

Our Current 25% Threshold is Consistent with Best Practice

Our Board continues to believe that our existing by-law provision is consistent with market practice, already reflects the preference of our shareholders and is the appropriate mechanism for our shareholders to call a special meeting. Approximately 75% of S&P 500 companies have either no right for shareholders to call a special meeting or at least a 25% threshold. As a result, we believe our current threshold is consistent with best practice.

Our Current Threshold Strikes the Appropriate Balance

Given the number of our company's shareholders, convening a special meeting of shareholders is a substantial undertaking that requires a significant commitment of time and financial resources. Our Board and management would also be required to divert a great deal of time from our business in order to organize and conduct the meeting. Such diversion may hinder their focus on meeting our business objectives and enhancing shareholder value. As a result of the substantial burdens they impose, special shareholder meetings are meant to be extraordinary events regarding urgent matters. Our current 25% threshold strikes the appropriate balance by allowing shareholders to call a special meeting when such an extraordinary matter arises, without enabling a small minority of shareholders to call unnecessary meetings for less significant matters. If this proposal were adopted, a small minority of shareholders, which could have narrow, short-term interests, could call special meetings to present proposals and matters with little significance, and disregard the impact the costs and other burdens might have on our company's future success or the interests of the majority of shareholders.

We are Fully Committed to Best Practice Governance Principles and Shareholder Engagement

Our Board is strongly committed to good corporate governance practices and is profoundly interested in the views and concerns of our shareholders. Our leaders meet regularly with our shareholders to discuss our strategy, operational performance and business practices. We have already adopted many "best practice" corporate governance principles, including:

■
"proxy access" right for nominating directors;

■
annual director elections;

■
majority voting for directors;

■
lack of supermajority voting provisions; and

■
shareholders' existing right to call special meetings.

We believe these best practices protect shareholder rights without the expense and risk associated with a lower special meeting threshold.

We believe our current corporate governance practices and the existing right of our shareholders to call special meetings strikes the appropriate balance and is consistent with our record of Board accountability. For these reasons, the proposed reduced threshold for shareholders to convene a special shareholders' meeting is neither necessary nor in our shareholders' best interests.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL

Cummins Inc.   |  2018  PROXY STATEMENT        71

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 6, 2018 by:

■
Each current director and director nominee;

■
Each executive officer appearing in the Summary Compensation Table;

■
All directors and executive officers as a group; and

■
Any person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock based on our review of the reports regarding ownership filed with the SEC.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 6, 2018 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class

State Street Corporation One Lincoln Street Boston, MA 02111	11,989,512(2)	7.2%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,679,231(3)	7.0%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,237,797(4)	6.8%

Robert J. Bernhard	12,464	*

Franklin R. Chang Diaz	5,814	*

Bruno V. Di Leo	5,098	*

Stephen B. Dobbs	7,923	*

Richard J. Freeland	100,189(5)	*

Robert K. Herdman	12,370	*

Alexis M. Herman	30,233	*

N. Thomas Linebarger	375,712(6)	*

Thomas J. Lynch	5,381	*

William I. Miller	46,504(7)	*

Georgia R. Nelson	18,801(8)	*

Karen H. Quintos	928	*

Marya M. Rose	59,344(9)	*

Tony L. Satterthwaite	100,662(10)	*

Pat J. Ward	81,147(11)	*

All directors and executive officers as a group, a total of 29 persons	1,113,329(12)	*

(1)
Except as otherwise indicated, the voting and investment powers of the shares listed are held solely by the reported owner.

(2)
The source of this information is a Schedule 13G filed February 14, 2018 with the SEC disclosing beneficial ownership of our Common Stock by State Street Corporation. State Street Corporation disclosed in its Schedule 13G that it has shared investment and voting power for all of the shares. State Street Bank and Trust Company ("State Street Bank and Trust") is the trustee of certain employee benefit plans sponsored by us which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Shares of

72        Cummins Inc.   |  2018  PROXY STATEMENT

  Common Stock are held in trust for the benefit of employees in the plans. As of December 31, 2017, based on information provided to us by State Street Bank and Trust, in its capacity as trustee, it held 11,989,512 shares of Common Stock on behalf of the plans, some of which had not been allocated to plan participants. As plan trustee, State Street Bank and Trust votes unallocated shares and shares allocated to participants' accounts as directed by participants. Shares of our Common Stock held by State Street Bank and Trust, as trustee on behalf of the plans, as to which participants have made no timely voting directions are voted by the plan trustee in the same proportions as shares for which directions are received (subject to the trustee's responsibilities under Section 404 of ERISA).

(3)
The source of this information is a Schedule 13G/A filed January 29, 2018 with the SEC disclosing beneficial ownership of our Common Stock by BlackRock, Inc. and its related companies. BlackRock, Inc. and its related companies stated in their Schedule 13G/A that they have sole investment power for all of the shares and sole voting power for only 10,040,923 shares.

(4)
The source of this information is a Schedule 13G/A filed February 9, 2018 with the SEC disclosing beneficial ownership of our Common Stock by The Vanguard Group and its related companies. The Vanguard Group and its related companies stated in their Schedule 13G/A that they have sole investment power for only 10,986,106 shares and sole voting power for only 223,218 shares.

(5)
Includes 72,220 shares that may be purchased upon the exercise of vested stock options within 60 days of March 6, 2018.

(6)
Includes 240 shares held by Mr. Linebarger's spouse and 257,510 shares that may be purchased upon the exercise of vested stock options within 60 days of March 6, 2018.

(7)
Includes 500 shares held in the Miller Annual Exclusion Trust.

(8)
Includes 1,977 shares held by Ms. Nelson's spouse.

(9)
Includes 42,010 shares that may be purchased upon the exercise of vested stock options within 60 days of March 6, 2018.

(10)
Includes 58,620 shares that may be purchased upon the exercise of vested stock options within 60 days of March 6, 2018.

(11)
Includes 52,690 shares that may be purchased upon the exercise of vested stock options within 60 days of March 6, 2018.

(12)
Includes 648,846 shares that may be purchased upon the exercise of vested stock options within 60 days of March 6, 2018.

Cummins Inc.   |  2018  PROXY STATEMENT        73

OTHER BUSINESS

Our Board does not know of any business to be presented for action at the Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders as reflected in Items 1 through 16 on the proxy card, and as referenced in this proxy statement. Under the terms of our by-laws, moreover, since the deadline for notice of additional business has passed, no additional business may be presented by shareholders for action at the Annual Meeting.

Other Information

Related-Party Transactions

Our company, together with our subsidiaries and affiliates, is a global company with extensive operations in the U.S. and many foreign countries. We have thousands of employees with widespread authority to purchase goods and services. Because of these far-reaching activities, we encounter transactions and business arrangements with persons, businesses and other organizations in which one of our directors, executive officers or nominees for director, significant investors or their immediate families, may also be a director, executive officer, or have some other direct or indirect material interest. Such transactions and arrangements, which we refer to as related-party transactions, have the potential to create actual or perceived conflicts of interest.

As a result, the Audit Committee of our Board has established, and our Board has approved, a written policy and procedures for review, approval or ratification of any related-party transactions or proposed transactions where the amount involved in any year exceeds or will exceed $120,000. These procedures require that, in deciding whether to approve such a related-party transaction involving a director, director nominee, executive officer, holder of more than five percent of our Common Stock or their immediate family members, the Audit Committee must consider, among other factors:

■
Information about the goods and services to be or being provided by or to the related party;

■
The nature of the transaction and the costs to be incurred by us or payments to us;

■
An analysis of the costs and benefits associated with the transaction;

■
The business advantage we would gain by engaging in the transaction; and

■
An analysis of the significance of the transaction to us and the related party.

To receive Audit Committee approval, a related party transaction must be on terms that are believed to be fair and reasonable to us. Our policy requires that there be a business or corporate interest supporting the transaction and that the transaction be in the best interest of us and our shareholders.

Based on information known to us, we believe there were no transactions during 2017 in which we were or are to be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, director nominee, executive officer, holder of more than five percent of our Common Stock at the time of the transaction or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Copies of these reports must also be furnished to us. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry, and forms filed by us on the reporting person's behalf, we believe that all filing requirements under Section 16(a) applicable to our executive officers and directors were complied with during 2017, except that a late Form 3 was filed for Ms. Quintos on July 27, 2017 to report her initial beneficial ownership of our company's securities, and a Form 5 was filed for Mr. Ewald on January 23, 2018, to report additional shares beneficially held by Mr. Ewald and not reported on his Form 3 filed in July 2014 and to report an acquisition of shares in March 2017 not previously reported on Form 4.

74        Cummins Inc.   |  2018  PROXY STATEMENT

Shareholder Proposals

Shareholders may submit proposals to be considered for shareholder action at our 2019 annual meeting of shareholders and inclusion in our proxy statement and proxy card if they do so in accordance with the appropriate regulations of the SEC. For such proposals to be considered for inclusion in our proxy statement and form of proxy card for our 2019 annual meeting of shareholders, they must be received by our Secretary no later than November 26, 2018.

If a shareholder desires to bring proper business before an annual meeting of shareholders which is not the subject of a proposal timely submitted for inclusion in our proxy statement and form of proxy as described above, the shareholder must follow procedures outlined in our by-laws. Pursuant to our by-laws, a shareholder may bring business to be considered at the annual meeting, provided that the shareholder (i) is a shareholder of record at the time of giving notice to us of the of the business and is entitled to vote at the annual meeting where the business will be considered, and (ii) complies with the applicable notice procedures set forth in our by-laws. Our by-laws provide that, in the case of business other than the election of directors, the shareholder bringing the business must deliver written notice of the business to our Secretary no later than 90 days preceding the date the meeting is scheduled to occur in the notice of such meeting first given to shareholders, which we refer to as the "originally scheduled date," unless such date is earlier than the first anniversary of the date set forth in our first mailed definitive proxy materials for the prior year's annual meeting, in which case written notice of the proposal must be delivered not later than the close of business on the 10th day following the first public disclosure of the earlier date.

Each required notice must contain certain information, including information about the shareholder, as prescribed by the by-laws.

Legal Matters Involving Directors

From 1990 to 2009, William I. Miller was Chairman and CEO of Irwin Financial Corporation, a diversified financial services company. On September 18, 2009, Irwin Financial Corporation filed a voluntary petition for relief under Chapter 7 of Title 11 of the United States Code before the United States Bankruptcy Court for the Southern District of Indiana.

Expenses of Solicitation

The cost of this proxy solicitation will be borne by us. We will solicit proxies by mailing proxy materials to certain shareholders and a Notice of Internet Availability of Proxy Materials to all other shareholders; for shareholders that do not receive the full proxy materials, printed copies will be sent upon request as provided below and as provided in the Notice of Internet Availability of Proxy Materials.

We have retained Morrow Sodali Global LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for a fee not to exceed $9,000 plus expenses. Proxies may also be solicited by mail, telephone, e-mail or fax by our directors, officers and employees who will not be separately compensated for such services. Banks, brokerage houses and other institutions, nominees or fiduciaries will be reimbursed for their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of our Common Stock upon request.

Delivery of Proxy Materials to Households

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet availability of Proxy Materials and, as applicable, a printed version of our annual report to shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of the document was delivered.

Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by calling or writing to our Secretary at (317) 610-2500 or Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204.

March 26, 2018

We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K. You may also obtain a copy of the Form 10-K by writing to Mark J. Sifferlen, Secretary, Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204 or on our website at www.cummins.com.

Cummins Inc.   |  2018  PROXY STATEMENT        75

ANNEX A

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

EARNINGS BEFORE INTEREST, INCOME TAXES AND NONCONTROLLING INTERESTS

We define EBIT as earnings before interest expense, income tax expense and noncontrolling interests in income of consolidated subsidiaries. We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs. This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may not be consistent with measures used by other companies. It should be considered supplemental data. Below is a reconciliation of "Net Income attributable to Cummins Inc." to EBIT:

2017 & 2016 EBIT

	YEARS ENDED

In Millions	December 31, 2017	December 31, 2016

Net income attributable to Cummins Inc.	$999	$1,394

Plus: Net (loss) income attributable to noncontrolling interests	(5)	62

Consolidated net income	994	1,456

Plus: Income tax expense	1,371	474

Income before taxes	2,365	1,930

Plus: Interest expense	81	69

EBIT	2,446	1,999

Plus: Impact of tax legislation on equitee investees	39	—

EBIT Excluding tax legislation impact	$2,485	$1,999

2017 - 2015 Net Income

	YEARS ENDED

In Millions	December 31, 2017	December 31, 2016	December 31, 2015

Net income attributable to Cummins Inc.	$999	$1,394	$1,399

Plus: Tax legislation impact	777	—	—

Net income attributable to Cummins Inc. excluding tax legislation impact	$1,776	$1,394	$1,399

76        Cummins Inc.   |  2018  PROXY STATEMENT

2017 - 2015 Net Assets

	YEARS ENDED

In Millions	December 31, 2017	December 31, 2016	December 31, 2015

Net assets for operating segments	$10,142	$8,721	$9,064

Brammo Inc. assets[1]	72	—	—

Liabilities deducted in arriving at net assets	7,397	6,152	5,920

Pension and other postretirement benefit adjustments excluded from net assets	156	(284)	(242)

Deferred tax assets	306	420	390

Deferred debt costs	2	2	2

Total Assets	$18,075	$15,011	$15,134

(1)
All assets associated with the Brammo Inc. acquisition are presented as a reconciling item as Brammo Inc. had not yet been assigned to a reportable segment as of December 31, 2017.

2017 - 2015 Equity

	YEARS ENDED

In Millions	December 31, 2017	December 31, 2016	December 31, 2015

Equity used for return on equity calculation (ROE)	$8,725	$7,560	$8,060

Less: Tax legislation impact	777	—	—

Equity including tax legislation impact	7,948	7,560	8,060

Defined benefit postretirement plans	(689)	(685)	(654)

Total shareholders equity	7,259	6,875	7,406

Noncontrolling interest	905	299	344

Total equity	$8,164	$7,174	$7,750

Cummins Inc.   |  2018  PROXY STATEMENT        77

ANNEX B

PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION, AS AMENDED, AS PROPOSED TO BE AMENDED TO GRANT SHAREHOLDERS THE UNILATERAL RIGHT TO AMEND THE BY-LAWS OF CUMMINS INC.

(text to be deleted is stricken through; text to be added is underlined)

Section 6.1 of the Restated Articles of Incorporation, as amended, is hereby amended and restated in its entirety to read as follows.

ARTICLE VI

By-Laws of the Corporation

Section 6.1.                        By-Laws.    ~~The Board of Directors shall have the exclusive power to make, alter, amend or repeal, or to waive provisions of~~ Except as otherwise expressly provided in these Articles of Incorporation or by the Corporation Law, the By-Laws of the Corporation may be amended or repealed by either (a) the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, ~~except as expressly provided by~~or (b) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Section 6.1 as a single voting group, provided, however, that no By-Law may be adopted that is inconsistent with the Corporation Law.

78        Cummins Inc.   |  2018  PROXY STATEMENT

CUMMINS ANNUAL SHAREHOLDER MEETING
May 8, 2018—11:00 A.M. (Eastern Daylight Saving Time)

CUMMINS GLOBAL DISTRIBUTION BUSINESS HEADQUARTERS
301 EAST MARKET STREET, INDIANAPOLIS, IN 46204

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date or, if you are voting shares held in the Cummins Retirement and Savings Plans, until 11:59 P.M. Eastern Time on May 6, 2018 (the "Plan Cut-off Date"). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date or until the Plan Cut-off Date, as applicable. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order to assure that your proxy card is tabulated in time to be voted at the meeting, you must return your proxy card to the above address by noon, Eastern Time, on May 7, 2018 or by the Plan Cut-off Date, as applicable. SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E39256-P01181 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CUMMINS INC. The Board of Directors recommends you vote FOR the following: Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1) N. Thomas Linebarger 2) Richard J. Freeland The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! ! ! ! 3) Robert J. Bernhard 13) Advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement. 4) Dr. Franklin R. Chang Diaz 14) Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2018. Proposal to approve an amendment to our articles of incorporation to allow shareholders to unilaterally amend our by-laws. 5) Bruno V. Di Leo Allen 15) 6) Stephen B. Dobbs The Board of Directors recommends you vote AGAINST the following proposal: 16) The shareholder proposal regarding the threshold for shareholders to call special shareholder meetings. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 7) Robert K. Herdman ! ! ! 8) Alexis M. Herman 9) Thomas J. Lynch 10) William I. Miller 11) Georgia R. Nelson 12) Karen H. Quintos Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. E39257-P01181 CUMMINS INC. Annual Meeting of Shareholders May 8, 2018 at 11:00 a.m., EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) N. Thomas Linebarger as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CUMMINS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., EDT on May 8, 2018, at the Global Distribution Business Headquarters, 301 East Market Street, Indianapolis, IN 46204, and any adjournment or postponement thereof. This appointment of proxy does not apply to shares of Cummins Inc. common stock held in the Cummins Retirement and Savings Plans (the "Cummins RSP") addressed below. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This card also constitutes voting instructions to the trustee of the Cummins RSP. If you are a participant in a Cummins RSP and shares of Cummins Inc. common stock are held in your account, by providing voting instructions you will be considered a named fiduciary with respect to the shares allocated to your account solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in these accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants are invited to attend the annual meeting. However, they cannot vote the shares in their Cummins RSP in person at the annual meeting. Continued and to be signed on reverse side